Exhibit 10.7

EXECUTION COPY

LEASE

1030 MASSACHUSETTS AVENUE

HCP/LFREP VENTURES I, LLC
a Delaware limited liability company

as Landlord,

and

JOUNCE THERAPEUTICS, INC.
a Delaware corporation

as Tenant.

1030 MasachusettsAve

Jounce Therapeutics, Inc.

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

INDEX OF DEFINED TERMS

Additional Passes	41
Additional Rent	11
Advocate Arbitrators	10
Alterations	24
Applicable Laws	39
Balcony	7
Bank Prime Loan	40
Base Rent	11
BMBL	17
Brokers	44
Builder’s All Risk	25
Building	6
Building Common Areas	6
Building Common Areas,	6
Building Hours	21
Clean-up	19
Closure Letter	20
Common Areas	6
Comparable Buildings	9
Comparable Transactions	9
Concessions	9
Contemplated Effective Date	31
Contemplated Transfer Space	31
Control	32
DHHS	17
Direct Expenses	11
Environmental Assessment	19, 33
Environmental Assessments	19
Environmental Laws	17
Environmental Questionnaire	16
Environmental Report	19
Estimate	15
Estimate Statement	15
Estimated Delivery Date	3
Estimated Direct Expenses	15
Exempt Offer	7
Existing Hazardous Materials	19, 20
Expense Year	11
Fair Rental Value	9
First Class Life Sciences Projects	5
First Offer Commencement Date	8
First Offer Notice	7
First Offer Space	7
Force Majeure	43
Free Rent Amounts	36
Future Shaft Areas	40
Future Shaft Wall	40
Hazardous Materials	16, 17
Hazardous Materials Claims	17
Holidays	21
HVAC	21
Initial Premises	3
Intention to Transfer Notice	31
Landlord	3, 41, 1
Landlord Parties	26
Landlord Repair Notice	28
Lease	3, 1
Lease Commencement Date	8
Lease Expiration Date	8
Lease Term	8
Lease Year	8
Lines	45
Mail	43
Material Service Interruption	23
Net Worth	32
Neutral Arbitrator	10
Notices	43
Offer Period	7
Operating Expenses	11
Option Conditions	8
Option Rent	9
Option Term	8
Original Tenant	7, 8
Outside Agreement Date	10
PCBs	17
Permanent Premises	3
Permitted Assignee	32
Permitted Assignees	7
Permitted Transferee	32
Premises	6
Project	6
Project Common Areas	6
Project,	6
Release	17
Released	16, 17
Releases	17

Rent	11
rentable square feet	7
Restricted Shaft Space	40
Rooftop Equipment	46
Rooftop Installation Areas	46
Security Deposit	38
Service Interruption	23
Service Interruption Notice	23
Special Systems	47
Statement	15
Subject Space	29
Summary	3
Superior Right Holders	7
Surrender Date	7
Tax Expenses	11, 12, 14
Tenant	3, 41, 1
Tenant’s Agents	16
Tenant’s Share	11, 15
Tenant’s Subleasing Costs	31
Transfer Notice	29
Transfer Premium	29, 30
Transferee	9, 29
Transfers	29
TRIPLE NET	23
Underlying Documents	12
Vertical Lift	21

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between HCP/LFREP Ventures I, LLC, a Delaware limited liability company (“Landlord”), and Jounce Therapeutics, Inc. a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	March 28, 2013

2. Premises (Article 1).

2.1 Building:

That certain building containing approximately 77,805 rentable square feet of space (including approximately 6,980 rentable square feet of ground floor retail space) located at 1030 Massachusetts Avenue, Cambridge, Massachusetts.

2.2 Premises:

Initially, approximately 10,877 rentable square feet of space on the second (2nd) floor of the Building, as further set forth in Exhibit 2.2-1 to the Lease (the “Initial Premises”); following the Rent Commencement Date, the Premises will mean approximately 17,807 rentable square feet of space on the first and fourth floor of the Building, and certain other off-floor premises for use solely as storage space where appropriate and for mechanical or other appurtenant purposes, as further set forth on Exhibit 2.2-2 to the Lease (the “Permanent Premises”).

3. Lease Term (Article 2).

3.1 Length of Term:	Approximately sixty months.

3.2 Lease Commencement Date:	The date of Lease execution.

3.3 Rent Commencement Date:

The earlier to occur of the date that Tenant first occupies the Permanent Premises for the conduct of its business or two (2) days after Substantial Completion of the Landlord Work pursuant to Exhibit 5, attached.  The Landlord estimates that the Rent Commencement Date will occur on November 19, 2013 (the “Estimated Delivery Date”), subject to the terms and conditions of Exhibit 5.

3.3 Lease Expiration Date:	The day prior to the fifth anniversary of the Rent Commencement Date, as the same may be extended.

4A. Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot
1	$943,771.00	$78,647.58	$53.00
2	$972,084.13	$81,007.01	$54.59
3	$1,001,246.65	$83,437.22	$56.23
4	$1,031,284.05	$85,940.34	$57.91
5	$1,062,222.58	$88,518.55	$59.65

4B. Supplemental Rent:	See Exhibit 5.

5A. Tenant Improvement Allowance:	Up to $155.10 per rentable square foot of the Premises as further described in and subject to the terms of, the Tenant Work Letter attached hereto as Exhibit 5.

5B. Additional Allowance	Up to $25.00 per rentable square foot of the Premises as further described in and subject to the terms of, the Tenant Work Letter attached hereto as Exhibit 5.

6. NNN Lease.	In addition to the Base Rent and Supplemental Rent, Tenant shall be responsible to pay Tenant’s Share of Direct Expenses in accordance with the terms of Article 4 of the Lease.

7. Tenant’s Share (Article 4):	Prior to the Rent Commencement Date, 15.36% (i.e. on account of the Initial Premises only). On and after the Rent Commencement Date, 25.15%.

8. Permitted Use (Article 5):

The Premises shall be used only for research and development, laboratory (including, in part, as a vivarium to the extent permitted pursuant to Applicable Laws), and general office use, including, but not limited to, administrative offices and other lawful accessory uses reasonably related to and incidental to such specified uses, all (i) consistent with first class life sciences projects in the City of Cambridge, Massachusetts area (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, Applicable Laws and the terms of this Lease.

9. Letter of Credit amount (Article 21):	$250,530.42

10. Parking Passes (Article 28):	Fourteen (14) parking passes, subject to the terms of Article 28 of the Lease.

11. Address of Tenant (Section 29.18):

Prior to the Rent Commencement Date:

Jounce Therapeutics, Inc.

1030 Massachusetts Avenue, , 2nd Floor

Cambridge, Massachusetts  02138

Attention: Jigar Raythatha

and

Kelliher & Salzer, LLC

10440 Little Patuxent Parkway, Suite 590

Columbia, Maryland 21044

Attn.: Gershon Seiferas

From and after the Rent Commencement Date:

To Tenant at the Premises., Attention: Jigar Raythatha

and

Kelliher & Salzer, LLC

10440 Little Patuxent Parkway, Suite 590

Columbia, Maryland 21044

Attn.: Gershon Seiferas

12. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

13. Broker(s) (Section 29.24):	Richards Barry Joyce & Partners

EXHIBITS

Exhibit 1.3	First Offer Space
Exhibit 2.1	Notice of Lease Term Dates
Exhibit 2.2-1	Initial Premises
Exhibit 2.2-2	Permanent Premises
Exhibit 5	Tenant Work Letter
Exhibit 5.2	Rules and Regulations
Exhibit 5.4.4.1	Environmental Questionnaire
Exhibit 5.4.7	Environmental Reports
Exhibit 6.3	Tenant Utility Matrix
Exhibit 17	Tenant Estoppel Certificate
Exhibit 21	Form of Letter of Credit
Exhibit 27	Future Shaft Areas
Exhibit 29.33	Special System Connection Points

1.                                      PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1                               Premises, Building, Project and Common Areas.

1.1.1                     The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”).  Landlord and Tenant acknowledge that the Premises shall initially consist of the Initial Premises as described in Section 2.2 of the Summary and that, upon the Rent Commencement Date, the Premises shall thereafter consist of the Permanent Premises.  The terms of the Lease with respect to the Initial Premises and the Permanent Premises are the same except as expressly set forth in this Lease and the Initial Premises and the Permanent Premises are collectively referred to in this Lease as the Premises. Notwithstanding anything herein to the contrary, the provisions of Sections 2.2 and 29.32, and Exhibit 5 shall not apply to the Initial Premises, nor shall Tenant be able to exercise the rights described therein prior to the Rent Commencement Date.  The outline of the Premises is set forth in Exhibit 2.2-1 and Exhibit 2.2-2, as applicable, attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibits 2.2-1 and Exhibit 2.2-2 is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below.  Tenant shall accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises except as otherwise expressly set forth in this Lease or in the Tenant Work Letter attached hereto as Exhibit 5.  The Premises shall exclude Common Areas, including without limitation exterior faces of exterior walls, the entry, vestibules and main lobby of the Building, elevator lobbies and common lavatories, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common other parts of the Building.

1.1.2                     The Building and The Project.  The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”).  The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located.

1.1.3                     Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas are collectively referred to herein as the “Common Areas”).  The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.”  The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord.  The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord.  The Common Areas shall be maintained and operated in a manner consistent with similar first class office and laboratory buildings located in the East and Mid-Cambridge submarkets of the City of Cambridge, Massachusetts and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises.  The Common Areas include the fourth floor balcony shown on Exhibit 2.2-2 as “Balcony”, which shall be available for the non-exclusive use of all tenants on the fourth floor of the Building.

1.1.4                     Surrender of Initial Premises.  Tenant acknowledges that it is in possession of the Initial Premises pursuant to that certain Temporary Occupancy Agreement dated January 28, 2013 by and between Landlord and Tenant. The Temporary Occupancy Agreement is hereby terminated as of the date of this Lease.  Upon the date (the “Surrender Date”) that is twenty-one (21) days after the Rent Commencement Date, Tenant shall vacate and surrender the Initial Premises in the condition required pursuant to Article 15 of this Lease as if the Lease Expiration Date had occurred in accordance with this Lease. From and after the date that Tenant vacates and surrenders the Initial Premises in accordance with this Section 1.1.4, Tenant shall have no further obligations with respect to the Initial Premises except such obligations as would otherwise survive the termination of this Lease with respect to the Premises.  Any holdover by Tenant in the Initial Premises beyond the Surrender Date (plus, at Tenant’s prior written request given before the Surrender Date, an additional period of up to nine (9) days to the extent necessary to complete any decommissioning activities pursuant to Section 15.3 of the Lase so long as Tenant pays Base Rent on the Initial Premises during such additional period at the rate per square foot applicable to the Permanent Premises in the first Lease Year) shall be treated as a holdover by Tenant pursuant to Article 16 below, but solely with respect to the Initial Premises and with rate of Base Rent for the Initial Premises being deemed to be at the rate of the Base Rent payable by Tenant in the first Lease Year for the purposes of calculating holdover rents.

1.2                               Stipulation of Rentable Square Feet of Premises.  For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary.

1.3                               Right of First Offer.  Landlord hereby grants to the Tenant named in the Summary (the “Original Tenant”) and its “Permitted Assignees”, as defined in Section 14.8, below, a continuing right of first offer during the Offer Period with respect to the portion of the fourth floor of the Building not contained within the Permanent Premises as more particularly described on Exhibit 1.3, attached (the “First Offer Space”).  Notwithstanding the foregoing, such first offer right of Tenant shall be subordinate to the rights of any tenant of the First Offer Space under a lease entered into in accordance with this Section 1.3 and the right of any such tenant to renew its lease (collectively, the “Superior Right Holders”) with respect to such First Offer Space.  Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3. The “Offer Period” shall mean the period commencing on the date of this Lease and ending upon the date that is nine months prior to the expiration of the Lease Term, as it may be extended pursuant to Section 2.2, below.  In connection with any First Offer Notice, Landlord may offer the First Offer Space together with other premises in the Building; however, Tenant has no obligation to lease any portion of such offered premises other than the First Offer Space in such event.

1.3.1                     Procedure for Offer.  Prior to entering into any lease for all or any portion of the First Offer Space, other than a lease pursuant to rights held by a Superior Right Holder, Landlord shall provide a written notice to Tenant (the “First Offer Notice”) offering to lease to Tenant the applicable portion of the First Offer Space.  The First Offer Notice shall describe the First Offer Space so offered to Tenant and shall set forth the rent and the other material economic terms upon which Landlord is willing to lease such space to Tenant.

1.3.2                     Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice (other than all of the space, if any, described in the First Offer Notice that is not included in the First Offer Space) on the terms contained in such notice.  If Tenant does not so notify Landlord within the ten (10) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, at any time within six months after the expiration of such ten (10) business day period, provided that, prior to entering into a lease of such space on material economic terms that are more than 10% more favorable to the tenant than those set forth in the First Offer Notice (as determined on a net effective basis), Landlord shall first deliver another First Offer Notice to Tenant offering such space to Tenant on such reduced terms.  Tenant shall respond to any such “re-offer” within five (5) business days after delivery of such “re-offer” notice.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.3.3                     Construction In First Offer Space.  Except as otherwise set forth in the First Offer Notice, Tenant shall take the First Offer Space in its “as is” condition.

1.3.4                     Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall promptly thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.3.  Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant in the condition required in the First Offer Notice (the “First Offer Commencement Date”) and, so long as at least two years then remain in the Lease Term, terminate on the Lease Expiration Date and shall otherwise be on the terms set forth in the First Offer Notice. If the term of the First Offer Space lease, as described in the First Offer Notice, is for more than then-remaining Lease Term (without regard for any extension rights hereunder) and, by operation of the immediately preceding sentence the First Offer Space term is made to be co-terminus with the Lease Expiration Date, then any Landlord economic concession such as a tenant improvement allowance set forth in the First Offer Notice shall be proportionately adjusted to reflect the shorter term hereunder (e.g. if the offered allowance were $150 per rentable square foot for a 10 year term, but only four years remain under the Lease Term, then the allowance would be reduced to an amount equal to 4/10ths of $150 per rentable square foot).  If less than two years then remain in the Lease Term, Tenant may, in its exercise of its right of first offer in response to a First Offer Notice, elect to exercise any previously unexercised extension options under Section 2.2, below, for the purposes of extending the term of the entire Premises, including the First Offer Space, in which event the Lease Term, as so extended, shall end on the later to occur of the expiration date for the First Offer Space lease set forth in the First Offer Notice or the expiration of the otherwise applicable Option Term (i.e. if 18 months of Lease Term are remaining on the existing Premises and Tenant accepts a First Offer Notice for a five year term on the applicable First Offer Space, the applicable Option Term would be five years from the delivery of the First Offer Space rather than the shorter three year Option Term that would otherwise have applied with such extension under Section 2.2, below). Notwithstanding the foregoing or anything otherwise provided elsewhere herein to the contrary, if Tenant timely exercises its right of first offer with respect to any First Offer Notice prior to the first anniversary of the Lease Commencement Date, then the Rent for the applicable First Offer Space shall be the same as the Rent applicable to the remainder of the Premises for such period.

1.3.5                     Termination of Right of First Offer.  The rights contained in this Section 1.3 shall be personal to the Original Tenant and its Permitted Assignees, and may only be exercised by the Original Tenant or a Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant and/or its Permitted Assignees occupy the entire Premises.  Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, or Tenant has previously been in default, after the expiration of any applicable notice and cure period, under this Lease more than once.

2.                                      LEASE TERM; OPTION TERM

2.1                               Lease Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term “Lease Year” shall mean the consecutive twelve (12) month period following and including the Rent Commencement Date and each subsequent consecutive twelve (12) month period during the Lease Term.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit 2.1, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2                               Option Term.

2.2.1                     Option Right.  Landlord hereby grants to the originally named Tenant herein (“Original Tenant”), and its “Permitted Assignees”, as that term is defined in Section 14.8, below, two (2) options to extend the Lease Term for a period of three (3) years (each, an “Option Term”), which options shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not less than nine (9) months prior to the expiration of the initial Lease Term or first Option Term, as applicable, provided that the following conditions (the “Option Conditions”) are satisfied:  (i) as of the date of delivery of such notice, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period; (ii) as of the end of the Lease Term or first Option Term, as applicable, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period; (iii) Tenant has not previously been in default under this Lease, after the expiration of any applicable notice and cure period, more than twice; and (iv) the Lease then remains in full force and effect and Original Tenant and/or a Permitted Transferee(s) collectively occupy at least 75% of the Premises at the time the applicable option to extend is exercised and as of the commencement of the applicable Option Term.  Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect.  Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of three (3) years.  The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignees, and may be exercised by Original Tenant or such Permitted Assignees (and not by any assignee, sublessee or other “Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease).

2.2.2                     Option Rent.  The annual Rent payable by Tenant during each Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term.  The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable laboratory and research and development space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions:  (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space (including, without limitation, any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces); (b) tenant improvements or allowances provided or to be provided for such comparable space and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and; (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; and (d) any real estate brokerage commission or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space.  The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the applicable Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).  The term “Comparable Buildings” shall mean the Building and those other class A life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of to the building), quality of construction, level of services and amenities, size and appearance, and are located in the East and Mid-Cambridge submarkets of the City of Cambridge, Massachusetts.  The parties acknowledge that the Fair Rental Value may include increases in the rental rate payable over the Option Term, but in no event shall the Fair Rental Value ever decrease following the commencement of any Option Term.

2.2.3                     Determination of Option Rent.  In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the Lease Expiration Date.  If Tenant, on or before the date which is fifteen (15) business days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to

Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within fifteen (15) business days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below.  If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1           Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of other class A life sciences buildings located in the City of Cambridge, Massachusetts, market area.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators.  Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions.  The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2  The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3  The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4  The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5  If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the then-President of the Greater Boston Real Estate Board to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6  If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the then-President of the Greater Boston Real Estate Board to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.1 2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7  The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.8           In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3.                                      BASE RENT AND SUPPLEMENTAL RENT

3.1                               Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America or, if directed by Landlord by electronic funds transfer or similar wire transaction pursuant to instructions provided by Landlord, base rent (“Base Rent”) as set forth in Section 4A of the Summary and Supplemental Rent as set forth in Exhibit 5 payable in equal monthly installments in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever.  The parties acknowledge and agree that, prior to the Rent Commencement Date, no Base Rent and Supplemental Rent is due with respect to the Premises (i.e. either the Initial Premises or the Permanent Premises) and that, following the Rent Commencement Date, no Base Rent and Supplemental Rent is payable with respect to the Initial Premises except as otherwise provided pursuant to Section 1.1.4 of the Lease (i.e. in the event of a holdover in the Initial Premises beyond the permitted transition period into the Permanent Premises). The Base Rent and Supplemental Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Base Rent, Supplemental Rent and Additional Rent shall together be denominated “Rent.”  Without limiting the foregoing, Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or (except as expressly provided herein) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent.  Tenant’s covenants contained herein are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary.

4.                                      ADDITIONAL RENT

4.1                               General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease other than Base Rent, are hereinafter collectively referred to as the “Additional Rent”.  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2                               Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     Intentionally Omitted.

4.2.2                     “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3                     “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.  The Direct Expenses and other items of Additional Rent set forth herein shall be prorated should this Lease be in effect with respect to only a portion of any calendar year.

4.2.4                     “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord and commercially reasonable deductibles; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) intentionally omitted; (vi) fees and other costs, including a property management fee of 3% of Project revenues (including expense pass-throughs), consulting fees, legal fees and accounting fees, of all third-party contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including reasonable interest on the unamortized cost) over such period of time as Landlord shall reasonably determines in accordance with generally accepted accounting principles, of the cost of acquiring or the rental expense of personal property to the extent used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to reduce expenses in the operation or maintenance of the Project, or any portion thereof, or to reduce Operating Expenses during the Term or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated mandatory conservation programs that were not in force or effect as of the Commencement Date, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in the same good order or condition as on the Commencement Date, or (D) that are required under any governmental law or regulation that was not in force or effect as of the Commencement Date; provided, however, that any capital expenditure shall be amortized (including reasonable interest on the amortized cost as reasonably determined by Landlord) over such period of time as Landlord shall reasonably determine in accordance with generally accepted accounting principles; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, and (xv)  payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property and any agreements with transit agencies affecting the Project (collectively, “Underlying Documents”).  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)                                 costs, including legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants or to space in the Project that is, or will be, available for lease after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space to be occupied by tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project);

(b)                                 except as set forth in items (xii) and (xiii) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, the costs of the Landlord Work as described on Exhibit 5, and, except as set forth in items (xii) and (xiii) above, the costs of any other capital improvements (as distinguished from repairs or replacements);

(c)                                  costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)                                 any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)                                  costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f)                                   the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)                                  amount paid as ground rental for the Project by the Landlord;

(h)                                 except for a property management fee to the extent expressly allowed above, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified,  unaffiliated third parties on a competitive basis;

(i)                                     any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)                                    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital improvement, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k)                                 all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)                                     rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(m)                             costs incurred to comply with laws relating to the investigation, monitoring, removal or remediation of Hazardous Materials (other than Hazardous Materials typically found in first class office buildings, such as recyclable materials and typical construction materials, and costs to comply with the Operation and Maintenance Plan described on Exhibit 5.4.7);

(n)                                 the cost of services, goods or materials provided to any other tenant of the Project, and not provided to Tenant, and the cost of services, good or materials for which Tenant is charged directly;

(o)           Landlord’s general overhead expenses not related to the Project;

(p)           legal fees incurred in connection with disputes of tenants or other occupants of the Project or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Project or any part thereof, and accountants’ fees (other than normal bookkeeping expenses);

(q)           costs incurred due to a violation by Landlord or any other tenant of the Project of the terms and conditions of a lease;

(r)            property management fees in excess of the amount expressly permitted above;

(s)            any reserve funds;

(t)            any share of Operating Expenses attributable to the parking garage or other parking areas and retail space in the Building;

(u)           amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis (provided that the management fee described above shall not be deemed to be in excess of services rendered by unaffiliated third parties on a competitive basis in any event); or

(v)           legal fees incurred in connection with tenant disputes, financings and refinancings, and the maintenance of Landlord’s corporate existence.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least ninety-five (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.5       Taxes.

4.2.5.1    “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, payments in lieu of taxes, business improvement district charges, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2    Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3    Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred.  Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent on account of Tax Expenses under this Article 4 for such Expense Year.  The foregoing sentence shall survive the expiration or earlier termination of this Lease.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses.  Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, transfer tax or fee, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease. (iv) assessments, charges, taxes, rents, fees, rates, levies, excises, license fees, permit fees, inspection fees, or other authorization fees or charges to the extent allocable to or caused by the development or installation of on- or off-site improvements or utilities (including without limitation street and intersection improvements, roads, rights of way, lighting, and signalization) in the nature of mitigation costs or work necessary for the initial development or construction of the Building, or any past, present or future system development reimbursement schedule or sinking fund related to any of the foregoing, and (v) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6       “Tenant’s Share” shall mean the percentage set forth in Section 7 of the Summary.

4.3          Intentionally Omitted.

4.4          Calculation and Payment of Additional Rent.  In the event Tenant extends the Lease Term, pursuant to Section 2.2, above, or otherwise, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1       Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall endeavor to give to Tenant within six (6) months (and in any event shall provide within 12 months) following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord such amount within thirty (30) days, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any

Expense Year (provided that Landlord delivers Tenant a bill for such amounts within two (2) years following Landlord’s receipt of the bill therefor).

Tenant shall have the right for a period of ninety (90) days (the “Audit Period”) following its receipt of the Statement to examine Landlord’s books and records concerning Direct Expenses for the calendar year covered by such Statement in the offices of the property manager or another location reasonably designated by Landlord.  Tenant’s audit may be conducted by its employees or its designated accountants, provided that the accountants must be employed on a regular fee for services basis and not on a contingency fee basis.  If, by notice to Landlord given after such examination but during the Audit Period (which notice shall be accompanied by documentation evidencing the results of Tenant’s audit to Landlord’s reasonable satisfaction), Tenant disputes the amount of Additional Rent for Direct Expenses shown on the Statement, and Landlord and Tenant are unable to resolve such dispute within 30 days thereafter, then either party may request that the amount of Additional Rent for Direct Expenses for the year in question be determined by an audit conducted by a certified public accountant reasonably selected by both parties, provided that if the parties are unable so to agree on an accountant within ten (10) days after receipt of Tenant’s notice, then within twenty (20) days after Tenant’s notice is given Tenant may submit the dispute for determination by an arbitration conducted by a single arbitrator in the Boston Office of the American Arbitration Association (“AAA”) in accordance with the AAA’s Commercial Arbitration Rules.  The arbitrator shall be selected by the AAA and shall be a certified public accountant with at least ten (10) years of experience in auditing first class laboratory buildings in the City of Cambridge.  The cost of the accountant selected by both parties, and the arbitrator, if applicable, shall be shared equally by the parties.  Tenant and each person reviewing Landlord’s books and records or participating in the arbitration shall agree in an instrument prepared by Landlord that all information obtained from Landlord’s books and records shall be kept confidential and used only for the purpose of determining amounts properly due under this Lease.  If the Additional Rent due is finally determined to be less or more than the Additional Rent paid by Tenant on account of Landlord’s calculation of Direct Expenses, Landlord shall either promptly refund to Tenant the difference or credit same against Rent next due from Tenant or Tenant shall promptly pay to Landlord the difference, as applicable.  If the Additional Rent due was less than ninety-five percent (95%) of the Additional Rent paid by Tenant on account of Landlord’s calculation of Operating Expenses, Landlord shall reimburse Tenant for the reasonable third-party costs of such audit, including without limitation the costs of reviewing Landlord’s books and records, but in any event not to exceed $7,500.

4.4.2       Statement of Estimated Direct Expenses.  In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”).  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5          Taxes and Other Charges for Which Tenant Is Directly Responsible.  Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

5.             USE OF PREMISES

5.1          Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 8 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2          Prohibited Uses.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit 5.2, attached hereto, or in violation of the laws of the United States of America, the Commonwealth of Massachusetts, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect, or any Underlying Documents.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.  Tenant acknowledges that the Project is subject to an Activity and Use Limitation, notice of which dated April 10, 2001 has been recorded at Book 32708, Page 374 of the Middlesex South Registry of Deeds and Document No. 1168354 of the Middlesex County Registry District of the Land Court, a copy of which has been provided to Tenant (the “AUL”).

5.3          Intentionally Deleted.

5.4          Hazardous Materials.

5.4.1       Tenant’s Obligations.

5.4.1.1    Prohibitions.  As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit 5.4.1.1.  Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises or Project.    Upon Landlord’s request, or in the event of any material change in Tenant’s use of Hazardous Materials at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire.  Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent not to be unreasonably withheld.  Tenant shall not install or permit any underground storage tank on the Premises.  In addition, Tenant agrees that it:  (i) shall not cause or permit any person claiming by, thorough or under Tenant to cause, the Release of any Hazardous Materials in violation of Environmental Laws at, upon, under or within the Premises or any contiguous or adjacent premises; and (ii) shall not cause any environmental lien or use restriction to be placed upon the Premises.  For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may hereafter be determined to be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws.  The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises.  For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

Any use or storage of Hazardous Materials by Tenant permitted pursuant to this Article 5 shall not exceed Tenant’s proportionate share (measured on a per floor basis) of similarly classed Hazardous Materials.  Notwithstanding the foregoing to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work at or above the risk category Biosafety Level 3 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as Landlord may reasonable designate). Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

5.4.1.2    Notices to Landlord.  Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as reasonably possible but in no event later than five (5) days after (i) the occurrence of any actual or alleged Release of any Hazardous Material in violation of Environmental Laws in, on, under, from, about or in the vicinity of the Premises as a result of the activities of Tenant or anyone claiming by, through or under Tenant or (ii) Tenant has knowledge of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant has knowledge of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury.  Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”.  Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in its possession or control in connection with any Hazardous Materials Claims.  Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws,” as that term is defined below; provided, however, that Tenant shall have no duty to inspect such areas outside of the Premises.  Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims with respect to the Building or the Premises without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld.  Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim.  For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, or pertaining to animal confinement and experimentation and stem cell research; and (ii) all requirements pertaining to the health and safety of employees or the public.  Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of

1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., M.G.L. c.21C; and oil and hazardous materials as defined in M.G.L. c.21E,, and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.4.1.3    Releases of Hazardous Materials.  .If any Release of any Hazardous Material in, on, under, from or about the Premises in violation of, or requiring any the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up pursuant to, Environmental Laws shall occur at any time during the Lease due to the acts or omissions of Tenant or anyone claiming by, through or under Tenant then, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective, remedial and other Clean-up (as defined below) action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord (such approval not to be unreasonably withheld), all in accordance with the provisions and requirements of this Section 5.4, including, without limitation, Section 5.4.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises and Project are remediated to a condition allowing unrestricted use of the Premises and Project for the purposes of office and laboratory use, all in accordance with the provisions and requirements of this Section 5.4. Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Material described above to the appropriate governmental authority, identifying Tenant as the responsible party, provided contemporaneous notice thereof is given to Tenant.  Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to and received by Tenant from any governmental authority with respect to any Release of Hazardous Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive. Notwithstanding the foregoing or anything otherwise set forth in this Section 5.4, Tenant shall have no responsibility, liability or Clean-up obligations for Hazardous Materials or Releases (i) resulting from the negligence or willful misconduct of Landlord, its agents and contractors or (ii) “Excluded Hazardous Materials Conditions,” as that term is defined in Section 5.4.7 .

5.4.1.4    Indemnification.

5.4.1.4.1     In General.  Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, reasonable attorneys’ fees, litigation, arbitration and administrative proceeding costs, reasonable expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims following prior notice to Tenant of such settlement, which arise during or after the Lease Term, whether foreseeable or unforeseeable, directly or indirectly, to the extent arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises or Project as a result of the acts or omissions of Tenant or anyone claiming by, through, or under Tenant, or in connection with the use of the Special Systems by Tenant.  The foregoing obligations of Tenant shall include, including without limitation:  (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises and Project, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all reasonable costs and expenses incurred by Landlord in connection therewith.  Notwithstanding anything in this Section 5.4.1.4.1 to the contrary, Tenant’s indemnity of Landlord set forth herein shall not be applicable to any such liabilities above to the extent (i) resulting from the negligence or willful misconduct of Landlord, its agents or contractors or (ii) based upon Excluded Hazardous Materials Conditions, except to the extent that Tenant’s construction activities and/or Tenant’s other negligent acts or omissions caused or exacerbated the subject liabilities.

5.4.1.5    Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws with respect to its operation in the Premises and the Building.  Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises.  Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect (not more frequently than once per year) any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials and required by Environmental Laws.

5.4.2       Assurance of Performance.

5.4.2.1    Environmental Assessments In General.  Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments,” as that term is defined below, to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials.  For purposes of this Lease, “Environmental Assessment” means:  (i) an environmental site assessment of the Premises conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment.

5.4.2.2    Costs of Environmental Assessments.  All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.4 within the Premises, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor (except to the extent any such Environmental Assessment reveals non-compliances by other tenants within their premises, in which case such tenants shall pay their proportionate shares of such costs and expenses).

5.4.3       Tenant’s Obligations upon Surrender.  At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall:  (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for office and laboratory purposes; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.4.4       Clean-up.

5.4.4.1    Environmental Reports; Clean-Up.  If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.4, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up of any Hazardous Materials is required (an event satisfying the conditions described in clauses (i) and (ii) being referred to herein as a “Clean-up”), Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report or within such time as required by Environmental Laws a comprehensive plan, subject to Landlord’s written approval (not to be unreasonably withheld), specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises and Project are restored to the conditions required by this Lease.  Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up the applicable Hazardous Materials in accordance with the provisions of this Lease.  If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease and upon at least seven (7) days notice to Tenant, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

5.4.4.2    Qualified Rent Abatement.   Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent, Supplemental Rent or Additional Rent due or accruing under this Lease during any such Clean-up (provided that, to the extent that such Clean-up continues beyond the expiration of the Lease term, Landlord shall reduce the amount of Rent due or accruing under this Lease during such Clean-up under this Section 5.4.4.2 by the amounts actually received by Landlord, if any, as rents from third parties for the Premises during and allocable to such period and by the amounts of any insurance proceeds actually received by Landlord on account of lost Rent from the Premises during such period).

5.4.4.3    Surrender of Premises.  To the extent reasonably possible, Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender.  Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action is required (“Closure Letter”).  Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws unless otherwise agreed by Landlord..

5.4.4.4    Failure to Timely Clean-Up.  Should any Clean-up not be completed or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then, subject to Section 5.4.4.2, Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.4,.

5.4.5       Confidentiality.  Unless required to do so by Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is required by Applicable Law, it shall provide Landlord ten (10) days’ advance notice (or such shorter advance notice period as is reasonable if Tenant is obligated to make a disclosure to governmental authorities sooner due to applicable Environmental Laws) of disclosure of confidential information so that Landlord may attempt to obtain a protective order.   Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.4.

5.4.6       Copies of Environmental Reports.  Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Project or the environmental condition or Clean-up thereof.  Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.4.7       Excluded Hazardous Material Conditions.  “Excluded Hazardous Materials Conditions” shall mean (i) those Hazardous Materials, if any, specifically described as being present at the Project and causing past or present remedial action to be taken pursuant to those certain environmental reports listed on Exhibit 5.4.7, attached (the “Reports”), copies of which have been provided to Tenant, (ii) any other Hazardous

Materials existing at the Property as of the date of this Lease, whether known or unknown, and (iii) Hazardous Materials conditions migrating to the Premises or the Project from any other tenant’s premises in the Building or from another property adjacent to or in the vicinity of the Property.  Landlord represents and warrants to Tenant that, to the knowledge of Landlord based solely on review of the Reports, there are no asbestos-containing materials within the Building as of the date of this Lease.  Landlord shall maintain the Operation and Maintenance plan included with the Reports (and referenced on Exhibit 5.4.7) and use reasonable efforts to comply with the same so long as is recommended by Landlord’s licensed site professional.

5.4.8       Signs, Response Plans, Etc.  Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws.  Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws.  Upon Landlord’s request, Tenant shall provide a copy of any such business response plan or inventory with Landlord..

5.4.9       Survival.  Each covenant, agreement, representation, warranty, obligation and indemnification made by Tenant set forth in this Section 5.4 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.4 have been completely performed and satisfied.

5.4.10     Landlord’s Obligations.  Landlord shall (i) comply with all Environmental Laws with respect to its operation of the Building and its responsibilities pursuant to this Lease; (ii) use reasonable efforts to notify Tenant promptly in the event Landlord obtains knowledge of any Release of Hazardous Materials in violation of Environmental Laws that could reasonably be expected to impact Tenant or the operation of Tenant’s business hereunder; and (iii) use reasonable efforts to notify Tenant promptly of any material, adverse change in the status of the Hazardous Materials conditions disclosed in the AUL or any information that might reasonably be expected to result in such a material, adverse change, and comply with any reasonable recommendations and/or requirements made by governmental authorities or environmental consultants in conjunction therewith.

5.4.11     Landlord’s Representations.  Landlord represents and warrants to Tenant that as of the date of execution of this Lease, except as described in the reports previously provided to Tenant, to the best of Landlord’s knowledge, the Building and the Premises are in compliance with all Environmental Laws, and Landlord has received no notice from any governmental authority having jurisdiction over the Project that there is any ongoing violation of Environmental Laws.

5.4.12     Confidentiality.  Landlord agrees to hold any proprietary information identified as confidential by Tenant in writing and supplied to Landlord pursuant to this Lease, excluding any information required to be filed with a governmental agency, (collectively, “Confidential Information”) in confidence.  Notwithstanding the foregoing, Landlord may disclose such Confidential Information to its attorneys, accountants, property managers, real estate brokers, investors, lenders, attorneys, and consultants in connection with the financing or sale of the Property or Landlord’s review of such information to the extent such parties need to know the Confidential Information for the purpose of evaluating the proposed transaction and Landlord informs such parties of the confidential nature of the Confidential Information.  The term “Confidential Information” does not include information that (i) is publicly known at the time of delivery, (ii) subsequently becomes publicly known through no breach of this Section 5.4.12 by Landlord or its representatives, (iii) Landlord can demonstrate was in its possession at the time of disclosure and was not acquired by it directly or indirectly from Tenant on a confidential basis, (iv) becomes available to Landlord on a non-confidential basis from a source other than the Tenant and which source, to the best of Landlord’s knowledge, is not under an obligation of confidence to Tenant or (v) is disclosed in the course of litigation between Landlord and Tenant or Landlord and any other third party

6.             SERVICES AND UTILITIES

6.1          Landlord Provided Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1     Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the “Holidays”).

6.1.2     Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that the connected electrical load of the incidental use equipment and the connected electrical load of Tenant’s lighting fixtures does not exceed Tenant’s Share of the per floor limits otherwise set forth on Exhibit 6.3, attached.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises, the costs of which shall be billed directly to Tenant as Additional Rent (payable within 30 days after invoice).

6.1.3     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4     Landlord shall provide a dumpster and/or trash compactor at the Building for use by Tenant and other tenant for ordinary office waste (and not for Hazardous Materials).

6.1.5     Landlord shall provide passenger elevator service to all floors of the Building, except the roof, and to the parking garage in the Building, and shall provide use of the loading dock.  Landlord shall coordinate and manage any oversized ordinary and customary deliveries to the Premises (consistent with first class office and laboratory use) that require use of a scissor lift, telescoping fork lift or crane (any of the foregoing, a “Vertical Lift”) in lieu of using the elevators of the Building, subject to Landlord’s reasonable rules and regulations (e.g. governing prior written notice of the need for such services).  Tenant shall be responsible for 100% of the cost of the first three deliveries to Tenant in the Permanent Premises using a Vertical Lift in any calendar year during the Lease Term and Landlord shall provide use of the Vertical Lift at the Permanent Premises at no additional cost to Tenant for deliveries utilizing Vertical Lifts for the remainder of such calendar year. If Landlord reasonably concludes that the purchase of a Vertical Lift for use by tenants in the Building will result in an overall savings to the tenants (including Tenant) on account of charges assessed pursuant to the provisions of this Section 6.1.5, then the reasonable cost of such purchase, amortized over the useful life of the equipment in the manner of other capital expenditures, shall be included in Operating Expenses and no further charges shall be assessed under this Section 6.1.5 for the use of such equipment (other than to the extent included in Operating Expenses).

6.2          Tenant Provided Services and Utilities.  Except as otherwise expressly set forth in Section 6.1, above, Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, electricity, water, telephone, janitorial and interior Building security services.

6.2.1     Landlord shall not provide janitorial or trash services for the Premises except as expressly provided in Section 6.1.4, above.  Tenant shall be solely responsible for performing all janitorial and trash services and other cleaning of the Premises, all in compliance with Applicable Laws.  In the event such service is provided by a third party janitorial service, and not by employees of Tenant, such service shall be a janitorial service approved in advance by Landlord.  The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with Comparable Buildings.

6.2.2     Subject to Applicable Laws and the other provisions of this Lease (including, without limitation, the Rules and Regulations, and except in the event of an emergency), Tenant shall have access to the Building, the Premises and the common areas of the Building, other than common areas requiring access with a Building engineer, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the certain limited-access areas of the Building reasonably designated by Landlord during the normal operating hours of such portions of the Building.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.  Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services.

6.2.3       Tenant shall pay for all water, gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon, whether as part of Operating Expenses or as provided under this Article 6.  As part of the Tenant Improvements, Landlord shall install, at Tenant’s expense (subject to reimbursement from the Tenant Improvements Allowance) direct meters for all utility services serving the Premises (except for water, which shall be or sub- or “check” metered) for measuring Tenant’s consumption of such utility services.  Tenant shall pay all costs and expenses for any separately metered utilities provided exclusively to the Premises directly to the applicable service provider.  Tenant shall pay all actual out-of-pocket costs and expenses, without mark-up, for utility charges that are based on a check- or sub-metering metering installation based on Landlord’s reading of such meters and directly to Landlord, including without limitation for utility charges for power, gas and water serving the HVAC system of the Building (which are measured by the control management system of the Building based on air volume provided to each tenant space).  Additional Rent for such utilities may be reasonably estimated monthly by Landlord, based on actual readings of sub- and “check” meters where applicable, and shall be paid monthly by Tenant within thirty (30) days after being billed with a final accounting based upon actual bills received from the utility providers following the conclusion of each fiscal year of the Building.

6.3          Overstandard Tenant Use.  If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefor, the actual cost of such excess consumption; and if Tenant does not cease such excessive usage promptly following written notice from Landlord, Landlord may install devices to separately meter any increased use (or use other reasonable industry standard methods to reasonably estimate such increased use) and in such event Tenant shall pay the increased cost directly to Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefor, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices.  Tenant’s use of electricity and any other utility shall never exceed the capacity of the feeders to the Project or the risers or wiring installation or Tenant’s Share of the per floor limits otherwise set forth on Exhibit 6.3, attached.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost per zone to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish based upon its reasonably estimated out-of-pocket costs.

6.4          Interruption of Use.  Tenant agrees that, to the extent permitted pursuant to Applicable Laws, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause not under Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

Notwithstanding the foregoing to the contrary, in the event that there shall be an interruption, curtailment or suspension of any service required to be provided by Landlord pursuant to Section 6.1 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of a material portion of the Premises, and Tenant actually ceases to use the affected portion of the

Premises (any such event, a “Service Interruption”), and if (i) such Service Interruption shall continue for ten (10) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”), (ii) such Service Interruption shall not have been caused, in whole or in part, by reasons beyond Landlord’s reasonable control or by an act or omission in violation of this Lease by Tenant or by any negligence of Tenant, or Tenant’s agents, employees, contractors or invitees, and (iii) either (A) Landlord does not diligently commence and pursue to completion the remedy of such Service Interruption or (B) Landlord receives proceeds from its rental interruption insurance that covers such Service Interruption (a Service Interruption that satisfies the foregoing conditions being referred to hereinafter as a “Material Service Interruption”) then, as liquidated damages and Tenant’s sole remedy at law or equity, Tenant shall be entitled to an equitable abatement of Base Rent and Tenant’s Share of Direct Expenses, based on the nature and duration of the Material Service Interruption, the area of the Premises affected, and the then current Rent amounts, for the period that shall begin on the commencement of such Material Service Interruption and that shall end on the day such Material Service Interruption shall cease.  To the extent a Material Service Interruption is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the provisions of this paragraph shall not apply.

6.5          Triple Net Lease.  Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE net” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom except as expressly described herein.  To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

7.             REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), or elsewhere exclusively serving the Premises, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term.  In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior reasonable approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement, which percentage shall not exceed 15% of the cost, with such repairs and replacements forthwith upon being billed for same.  Without limitation, Tenant shall be responsible for heating, ventilating and air-conditioning systems and utility services serving the Premises from the Building connection point to the Premises (to the extent serving Tenant exclusively), and Tenant shall secure, pay for, and keep in force contracts with appropriate and reputable service companies reasonably approved by Landlord providing for the regular maintenance of such systems.  Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof (including roof membrane) of the Building, the structural portions of the floors of the Building, and the base building systems and equipment of the Building and Common Areas (to the extent not serving Tenant exclusively), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith.  Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.

8.             ADDITIONS AND ALTERATIONS

8.1          Landlord’s Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord with respect to the Permanent Premises, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building.  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations in the Permanent Premises following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building systems or equipment and is purely cosmetic in nature (such as painting, carpeting and the like), (ii) are not visible from the exterior of the Building, and (iii) cost less than $100,000.00 for a particular job of work.  Tenant shall have no right to make Alterations in the Initial Premises. Prior to commencing any Alterations affecting air distribution or disbursement from ventilation systems serving Tenant or the Building, including without limitation the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems or air quality of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.

8.2          Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), the requirement that upon Landlord’s request (subject to the terms of Section 8.5, below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority).  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work.  In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3          Payment for Improvements.  If Tenant orders any work directly from Landlord (other than the Tenant Improvements), Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4          Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance (to the extent that the cost of the work shall exceed $100,000.00) in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Tenant’s contractors and subcontractors shall be required to carry Commercial General Liability Insurance in an amount approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease and such general liability insurance shall name the Landlord Parties as additional insureds.  Landlord may, in its discretion, require Tenant to obtain and record a statutory form of lien bond, or obtain performance and payment bonds, or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations, in each case in form and substance reasonably satisfactory to Landlord.  In addition, Tenant’s contractors and subcontractors shall be required to carry workers compensation insurance with a waiver of subrogation in favor of Landlord Parties.

8.5          Landlord’s Property.  All Alterations, Tenant Improvements, fixtures, and/or equipment which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant (except as otherwise set forth on Exhibit 5) and any Alterations and Tenant Improvements and, to the extent the removal of the same will cause damage to the Premises or such items are otherwise funded by use of the Tenant Improvements Allowance, fixtures and equipment shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing to the contrary, Landlord may, by written notice to Tenant given at the time that Landlord consents to any Alterations, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the actual and reasonable cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, fixtures, equipment, and or any of Tenant’s personal property in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

9.             COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials or services furnished or obligations incurred by or on behalf of Tenant (which expressly excludes the Landlord Work), and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work, services or obligations related to the Premises giving rise to any such liens or encumbrances (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws).  Tenant shall remove any such lien or encumbrance by statutory lien bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10.          INSURANCE

10.1        Indemnification and Waiver.  Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that, to the extent permitted pursuant to Applicable Laws, Landlord, its lenders, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) during the Lease Term, or any period of Tenant’s occupancy of the Premises prior to the commencement or after the expiration of the Lease Term, incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project (including without limitation on account of Tenant’s use of the Special Systems) or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. \

Landlord hereby indemnifies and agrees to defend, save and hold Tenant and its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors harmless from and against any and all claims for injury or death to persons or damage to property to the extent resulting from (i) the negligent acts or omissions of Landlord or any Landlord Parties, or (ii) arising out of or a breach or default by Landlord in the performance of any of its obligations hereunder.

10.2        Tenant’s Compliance With Landlord’s Property Insurance.  Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises for any purpose other than research and development, laboratory, and customary, general office use causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3        Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1     Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, including contractual liability (and such other coverages as Landlord may reasonably require provided they are carried by similar tenants in comparable buildings), for limits of liability of not less than:

Bodily Injury and Property Damage Liability	$1,000,000 each occurrence $2,000,000 annual aggregate

Personal Injury Liability	$1,000,000 each occurrence $1,000,000 annual aggregate

10.3.2     Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) any Alterations and Tenant Improvements.  Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3     Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings and continuing expenses, including rent, attributable to the risks outlined in Section 10.3.2 above.

10.3.4     Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.  The policy will include a waiver of subrogation in favor of the Landlord Parties.

10.4        Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Landlord, its subsidiaries and affiliates and any other party the Landlord so specifies, including Landlord’s managing agent, if any, shall be named as an additional insured under the policies listed in Sections 10.3.1, 10.3.2 and 10.3.3. All insurance policies required to be maintained by Tenant shall (i) be issued by an insurance company having a rating of not less than A:VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the Commonwealth of Massachusetts; (ii) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (iii) be in form and content reasonably acceptable to Landlord (Tenant shall provide full and complete copies of any policies that Landlord reasonably requests); and (iv) provide that said insurer shall endeavor to provide written notice to Landlord and any mortgagee of Landlord, to the extent such names are furnished to Tenant prior to the cancellation of such policy.  Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the earlier to occur of (A) the Lease Commencement Date, and (B) the date upon which Tenant is first provided access to the Premises, and before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate within ten (10) days after written notice from Landlord, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5        Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall specify that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

10.6        Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of insurance to the extent reasonably required by any lender or mortgagee on the Building.

10.7        Landlord’s Insurance.  Landlord shall maintain: (a) all risk property insurance covering the full replacement cost valuation of the Building, including the Premises (such insurance shall be on a replacement cost basis without any coinsurance provision and shall include business interruption coverage); and (b) general liability insurance in an amount not less than $5,000,000 per occurrence including contractual and products/completed operations coverage.  In addition, Landlord may choose to provide other types of insurance covering the building and its operations as are customary for comparable buildings in the vicinity of the Building.

11.          DAMAGE AND DESTRUCTION

11.1        Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore such Common Areas and the Premises to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, in each instance provided that access to, and the use of, the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) of this Lease and Landlord’s obligation to restore any Alterations or Tenant Improvements shall be limited to the extent of such proceeds received by Landlord.  To the extent permitted pursuant to Applicable Laws, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises or in its entirety if, as a result of the damage, Tenant cannot reasonably conduct its business from the Permanent Premises.

11.2        Landlord’s Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) at least Fifty Thousand and 00/100 Dollars ($50,000.00) of damage is not fully covered by Landlord’s insurance policies (excluding deductibles); (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term and restoration will take greater than one-half of the remainder of the Lease Term to complete; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within 270 days after being commenced, Tenant may elect, not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be more than sixty (60) days after the date such notice is given by Tenant.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if the damage to the Project by fire or other casualty was not caused by the intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors.  In addition, Tenant may terminate this Lease if the damage to the Permanent Premises occurs during the last twelve (12) months of the Lease Term, and, as a result of such damage, Tenant cannot reasonably conduct business from the Premises for a period of more than one half of the then remaining term.

12.          NONWAIVER

12.1        No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.          CONDEMNATION

13.1        If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority, each in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, then Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority by providing written notice to Tenant within sixty (60) days of such taking.  In addition, if at least 33% of the Premises shall be so taken, or if all of Tenant’s reasonable access to the Premises is otherwise materially adversely affected, then Tenant may elect to terminate this Lease by giving notice to Landlord of such election within sixty (60) days of such taking.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Provided, however, if any part of the Premises, Building or Project is taken or conveyed as contemplated by this Article 13, and Tenant’s cannot reasonably conduct its business in the Premises as a result thereof, then the Rent shall be abated in its entirety.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, and provided that such temporary taking does not materially preclude or unreasonably diminish Tenant’s ability to conduct business from the Premises, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Direct Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, provided, however, that Tenant shall be entitled to a share of the award for any loss of fixtures and improvements and for moving and other reasonable expenses that do not otherwise reduce Landlord’s recovery.

14.          ASSIGNMENT AND SUBLETTING

14.1        Transfers.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space.  Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable out of pocket professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty

(30) days after written request by Landlord, provided such fees may not, in the aggregate, exceed $7,500 provided that such Transfer does not require Landlord to make any substantive modifications to its standard form of consent to Transfer documentation.

14.2        Landlord’s Consent.  With respect to the Permanent Premises, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment of this Lease or sublet of the Subject Space to the Transferee on the terms specified in the Transfer Notice (prior to the Rent Commencement Date, Tenant shall have no right to assign this Lease or sublet the Premises). Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed assignment or sublet where one or more of the following apply:

14.2.1     The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2     The Transferee is either a governmental agency or instrumentality thereof; or

14.2.3     The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.4     The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.5     Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating with Landlord or has negotiated with Landlord (as evidenced by delivery of a lease proposal) during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project so long as comparable space is available to let in the Building.

14.3        If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has withheld or delayed its consent in violation of this Section 14.2 or otherwise has breached its obligations under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease.

14.4        Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee.  “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable third party expenses incurred by Tenant for (i) any design and construction costs incurred on account of changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent, tenant improvement allowances or other economic concessions provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), (iii) any brokerage commissions in connection with the Transfer, (iv) legal fees reasonably incurred in connection with the Transfer, and (v) any unamortized Excess Costs, as defined in Exhibit 5 (as determined on a straight line basis over the initial term of this Lease, with interest) paid by Tenant for the Tenant Improvements, (vi) buying-out or taking over the previous lease of the assignee or sublessee, and (vii) advertising the subject portion of the Premises for assignment or sublease (collectively, “Tenant’s Subleasing Costs”).  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.5        Landlord’s Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause seventy-five percent (75%) or more of the Premises to be Transferred for more than seventy-five percent (75%) of the then remaining Lease Term (assuming all sublease renewal or extension rights are exercised), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined).  The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space.  Thereafter, Landlord shall have the option, by giving written notice (a “Recapture Notice”) to Tenant within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture all of the Contemplated Transfer Space.  Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  Notwithstanding the foregoing to the contrary, Tenant may, within ten (10) days following receipt of any Recapture Notice, rescind the Intention to Transfer Notice (and thereby negate the recapture of the Contemplated Transfer Space) to which it applies provided that Tenant does not proceed with the contemplated Transfer giving rise to the applicable Intention to Transfer Notice.

14.6        Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.

14.7        Intentionally Omitted.

14.8        Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in default under this Lease beyond applicable notice and cure periods, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the

Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder beyond applicable notice and cure periods, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.  If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.9        Non-Transfers.  Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (iii) an assignment of the Lease to an entity which simultaneously acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant as a going concern, (iv)  a merger or consolidation of Tenant, or (v) a change of control of Tenant shall not be deemed a Transfer under this Article 14, provided that (A) Tenant notifies Landlord of any such event and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such event, (B) such event is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) any entity succeeding to Tenant’s interest under the Lease pursuant to clause (iii) shall be of a character and reputation consistent with the quality of the Building, and (D) any entity succeeding to Tenant’s interest under clauses (iii)-(iv), above shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day that is three months prior to the effective date of such event.  Any entity succeeding to Tenant’s interest hereunder by law or otherwise pursuant to clauses (iii)-(v) above is referred to herein as a “Permitted Transferee”.  An assignee of Tenant’s entire interest that is also a Permitted Transferee may also be known as a “Permitted Assignee”.  “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.  No such permitted assignment or subletting or other transfer permitted without Landlord’s consent pursuant to this Section 14.8 shall serve to release Tenant from any of its obligations under this Lease.

15.                               SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1        Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2        Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.  In no event shall any Tenant Improvements, Alterations or any equipment the cost of which is paid for with the Tenant Improvements Allowance be deemed to be Tenant’s personal property, it being the intent that Tenant’s personal property includes only those items that are not built into the Premises and that have not been funded out of the Tenant Improvements Allowance.

15.3        Environmental Assessment.  Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Materials resulting from Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section 15.3 to be issued.  Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report (an “Environmental Assessment”) addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to the Landlord’s reasonable satisfaction, that (a) the Hazardous Materials described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with Applicable Laws; (b) all Hazardous Materials described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without giving notice in connection with such Hazardous Materials; and (c) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials described in the first sentence of this paragraph and without giving notice in connection with Hazardous Materials.  Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials.  The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results, if such procedures were necessary.  Tenant shall submit to Landlord the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least 30 days prior to commencing the work described therein or at least 60 days prior to the expiration of the Lease Term, whichever is earlier.

If Tenant fails to perform its obligations under this Section 15.3 without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall within 10 days of demand reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work.  Tenant’s obligations under this Section 15.2 shall survive the expiration or earlier termination of this Lease.  In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Project for Hazardous Materials at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease.  Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection to the extent that such inspection reveals that a release of Hazardous Materials exists at the Project or Premises in violation of the terms of this Lease as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

16.          HOLDING OVER

16.1        If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term.  If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term.  In either case, Base Rent shall be payable at a monthly rate equal to (x) the higher of fair market rent or one twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease for the first 30 days of such hold over and (y) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease thereafter (provided that, with respect to the Initial Premises, the monthly rate shall be based on the applicable multiple of the Base Rent payable in the first year following the Rent Commencement Date).  Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom (provided that Tenant shall have no liability for consequential or indirect damages for such holdover, including claims of a succeeding tenant, for the first 30 days of such holdover).

17.          ESTOPPEL CERTIFICATES

17.1        Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit 17, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term, Landlord may require Tenant to provide Landlord with its most recent annual financial statement and the most-recent (if any) financial statement covering subsequent periods provided to Tenant’s investors.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.          SUBORDINATION

18.1        This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Notwithstanding the foregoing to the contrary, the subordination of this Lease to any mortgage or ground lease shall be conditioned upon such mortgagee or ground lessor, as applicable, delivering to Tenant a written, recordable Subordination, Non-Disturbance and Attornment Agreement from the mortgagee seeking to have this Lease subordinated to its interest in such mortgagees or ground lessor’s customary form Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant in accordance with its terms.  Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence following the date hereof but prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to subordinate this Lease to any such ground lease, mortgage or lien.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.  Landlord represents and warrants that, as of the date hereof, there is no holder of a ground lease, mortgage, deed of trust or other security instrument encumbering all or any portion of the Property.

18.2        Notwithstanding the foregoing or anything to the contrary herein, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder shall be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant (except to the extent any such deposit is actually received by such mortgagee or ground lessor), (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of this Lease subsequent to such mortgage, or by any previous prepayment of Rent for more than one (1) month, which was not approved in writing by the mortgagee, provided Tenant received written notice of such mortgage prior to entering into the amendment or modification, (v) liable beyond mortgagee’s or ground lessor’s interest in the Project, or (vi) responsible for the payment or performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant or for the payment of the Tenant Improvements Allowance.  Nothing in clause (i), above, shall be deemed to relieve any mortgagee succeeding to the interest of Landlord hereunder of its obligation to comply with the obligations of Landlord under this Lease from and after the date of such succession.

19.          DEFAULTS; REMEDIES

19.1        Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1     Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within seven (7) business days after notice; or

19.1.2     Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3     Abandonment of the Premises by Tenant; or

19.1.4     The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

19.1.5     If a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s or any guarantor’s property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant or any guarantor under any bankruptcy law or is filed against Tenant or any guarantor and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed.

19.2                        The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.3                        Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever except as expressly provided herein.

19.3.1              Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein.  Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant.  Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease.  Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof.  Landlord may, without notice, store Tenant’s personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after seven days’ notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord.  Tenant agrees that a notice by Landlord alleging any default shall, at Landlord’s option (the exercise of such option shall be indicated by the inclusion of the words “notice to quit” in such notice), constitute a statutory notice to quit.  If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods.

19.3.2              In the case of termination of this Lease pursuant to Section 19.2.1, Tenant shall reimburse Landlord for all out-of-pocket expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, costs of litigation and the like). The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination. In addition, but without duplication, Landlord may deduct from any rental proceeds received from a replacement tenant all costs and expenses arising out of such termination, including without limitation, all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant’s allowances, costs of preparing space, and the like); all of Landlord’s then unamortized costs of Tenant Improvements in the Premises; and all Landlord’s other reasonable expenditures necessitated by the termination

19.3.3              Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of Rent that would have been paid in accordance with this Lease for the remainder of the Lease Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Lease Term (if less than the Rent payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises.  (For the purposes of calculating the Rent that would have been paid hereunder for the lump sum payment calculation described herein, the last full year’s Additional Rent under Article 4 is to be deemed constant for each year thereafter.  The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.)  Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years’ experience as an appraiser of life sciences buildings in the Cities of Boston and Cambridge.  The parties agree that a decision of the arbitrator shall be conclusive and binding upon them.  If and for so long as Landlord does not make the election provided for in this Section 19.2.3, Tenant shall indemnify Landlord for the loss of Rent by a payment at the end of each month which would have been included in the Lease Term, representing the excess of the

Rent that would have been paid in accordance with this Lease (Base Rent and Supplemental Rent together with any Additional Rent that would have been payable under Article 4, to be ascertained monthly) over the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord’s reletting expenses described in Section 19.2.2 that have not been reimbursed by Tenant thereunder).

19.3.4              Free rent amounts, rent holidays, rent waivers, rent forgivenesses and the like (collectively “Free Rent Amounts”), if any, have been agreed to by Landlord as inducements for Tenant to enter into and faithfully to perform all of its obligations contained in this Lease.  For all purposes under this Lease, upon the occurrence of any default beyond any applicable grace or notice period, any Free Rent Amounts set forth in this Lease shall be deemed void as of the date of execution hereof as though such Free Rent Amounts had never been included in this Lease, and calculations of amounts due hereunder, damages and the like shall be determined accordingly.  The foregoing shall occur automatically without the requirement of any further notice or action by Landlord not specifically required by Section 19.1, whether or not this Lease is then or thereafter terminated on account of the event in question, and whether or not Tenant thereafter corrects or cures any such event.

19.3.5              In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 19.2, Landlord may by written notice to Tenant within six (6) months after termination under any of the provisions contained in Section 19.1 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as minimum liquidated damages under this Section 19.2, an amount equal to the lesser of (i) the aggregate of the Base Rent, Supplemental Rent and Additional Rent for the balance of the Lease Term had it not been terminated or (ii) the aggregate thereof for the 12 months ending one year after the termination date, plus in either case (iii) the amount of Base Rent, Supplemental Rent and Additional Rent of any kind accrued and unpaid at the time of termination and minus (iv) the amount of any recovery by Landlord under the foregoing provisions of this Section 19.2 up to the time of payment of such liquidated damages (but reduced by any amounts of reimbursement under Section 19.2.2).  Liquidated damages hereunder shall not be in lieu of any claims for reimbursement under Section 19.2.2.

19.3.6              If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.3.7              Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under this Section 19.2, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.  The provisions of this Section 19.2.7 are not dependent upon the occurrence of a default.

19.3.8              Any obligation imposed by law upon Landlord to relet the Premises after any termination of the Lease shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Building.

19.3.9              Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

19.4                        Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the

Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5                        Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6                        Landlord Default.

19.6.1              General.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

20.                               COVENANT OF QUIET ENJOYMENT

20.1                        Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

21.                               SECURITY DEPOSIT

21.1                        Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a letter of credit (the “L/C Security”) in the amount set forth in Section 9 of the Summary as security for the faithful performance by Tenant of all of its obligations under this Lease as follows:

(a)                                 Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is ninety (90) days after the Lease Expiration Date, a letter of credit substantially in the form of Exhibit 21 issued by an issuer reasonably satisfactory to Landlord, in the amount set forth in Section 9 of the Summary, with an initial term of at least one year.  Landlord may require the L/C Security to be replaced by an L/C Security issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent.  If Tenant has actual notice, or Landlord notifies Tenant at any time, that any issuer of the L/C Security has become insolvent or placed into FDIC receivership, then Tenant shall promptly deliver to Landlord (without the requirement of further notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article.  As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).

(b)                                 Landlord may draw upon the L/C Security, and hold and apply the proceeds for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default, if:  (i) a default beyond applicable notice and cure periods exists (or would have existed with the giving of notice and passage of applicable cure periods, but only if transmittal of a default notice is stayed or barred by applicable bankruptcy or other similar law), provided that such draw pursuant to his clause (i) shall be limited to the amount that Landlord reasonably determines is required to cure such default; (ii) as of the date forty-five (45) days before any L/C Security expires Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) ninety (90) days after the then-current Lease Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (iv) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile).  This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.  In the event of any such draw upon the L/C Security, Tenant shall within 10 days thereafter provide Landlord with a replacement letter of credit, or amendment to the existing letter of credit increasing the amount of such letter of credit, in the amount of L/C Security required hereunder, and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall hold the proceeds of any draw not applied as set forth above as a cash Security Deposit as further described below.

(c)                                  If Landlord transfers its interest in the Premises, then Landlord shall transfer the L/C Security to the transferee of its interest, and Tenant shall at Tenant’s expense, within fifteen (15) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary.  If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

(d)                                 If and to the extent Landlord is holding the proceeds of the L/C Security in cash from time to time, such cash shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease.  If Tenant defaults (beyond applicable notice and cure periods) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default as provided in this Lease.  The provisions of this Article shall survive the expiration or earlier termination of this Lease.  In the event of bankruptcy or other debtor-creditor proceedings against Tenant, any cash security then being held by Landlord shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.  Landlord shall deliver or credit to any purchaser of Landlord’s interest in the Premises the funds then held hereunder by Landlord, and thereupon (and upon confirmation by the transferee of such funds, whether expressly or by written assumption of this Lease, generally) Landlord shall be discharged from any further liability with respect to such funds.  This provision shall also apply to any subsequent transfers. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the cash security, if any, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.  If and to the extent the security held by Landlord hereunder shall be in cash, Landlord shall hold such cash in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the cash security, but may intermingle it with other funds of Landlord.  Landlord shall be entitled to all interest and/or dividends, if any, accruing on such cash security.

22.                               SUBSTITUTION OF OTHER PREMISES

22.1                        Intentionally Omitted.

23.                               SIGNS

23.1                        Interior Signage.  Following the Rent Commencement Date, Landlord shall provide Tenant with a building-standard multi-tenant lobby directory listing and a multi-tenant floor directory listing identifying Tenant, each at Landlord’s sole cost and expense (except to the extent included in Direct Expenses).  Such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program. If Tenant desires such signage for the Initial Premises prior to the Rent Commencement Date, then Landlord shall provide the same at Tenant’s sole cost and expense.

23.2                        Exterior Signage.  Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install one sign identifying Tenant at the entry to the Premises on each floor of the Premises, which identification signage shall be consistent with building standard signage as determined by Landlord.  All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance.  Upon the expiration or earlier termination of this Lease, Tenant shall remove all of the signs it has installed at Tenant’s sole cost and expense.  Tenant shall repair any damage to the Premises or Project, inside or outside, resulting from the erection, maintenance or removal of any such signs.

23.3                        Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed in violation of the terms of this Lease and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.  Tenant shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Building, without the prior written approval of Landlord, subject to Tenant’s rights pursuant to Section 23.2, above.

24.                               COMPLIANCE WITH LAW

24.1                        Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”).  At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations or Tenant Improvements, or (iii) the Building, but as to the Building (and as to any improvements to exterior walls, structural floors and the portions of the electrical, heating, ventilation and air conditioning and other systems of the Building that serve other tenants that are located within the Premises), only to the extent such obligations are triggered by Alterations or Tenant Improvements, or Tenant’s use of the Premises for non-general office and laboratory use.  Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises and Building as are required to comply with the Applicable Laws to the extent required in this Article 24.  Notwithstanding the foregoing terms of this Article 24 to the contrary, Tenant may defer such compliance with Applicable Laws while Tenant contests, in a court of proper jurisdiction, in good faith, the applicability of such Applicable Laws; provided, however, Tenant may only defer such compliance if such deferral shall not (a) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (b) prohibit Landlord from obtaining or maintaining a certificate of occupancy for the Building or any portion thereof, (c) unreasonably and materially affect the safety of the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (d) create a significant health hazard for the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (e) otherwise materially and adversely affect Tenant’s use of or access to the Buildings or the Premises, or (f) impose material obligations, liability, fines, or penalties upon Landlord or any other tenant of the Building, or would materially and adversely affect the use of or access to the Building by Landlord or other tenants or invitees of the Building.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  Landlord shall comply with all Applicable Laws relating to the Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises.  Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.7 above.

25.                               LATE CHARGES

25.1                        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder.  Notwithstanding the foregoing, Landlord shall not charge Tenant a late charge for the first (1st) late payment in any twelve (12) month period (but in no event with respect to any subsequent late payment in any twelve (12) month period) during the Lease Term that Tenant fails to timely pay Rent or another sum due under this Lease, provided that such late payment is made within three (3) days following the expiration of the five (5) business day period set forth in the first sentence of this Article 25.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus eight (8) percentage points, and (ii) the highest rate permitted by Applicable Law.

26.                               LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1                        Landlord’s Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2                        Tenant’s Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended.  Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.                               ENTRY BY LANDLORD

27.1                        Landlord reserves the right at all reasonable times and upon not less than one (1) day’s prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment, each provided that Landlord uses commercially reasonable efforts to coordinate with Tenant (emergencies excepted) and otherwise employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises.  Landlord may make any such entries without the abatement of Rent, except as otherwise expressly provided in this Lease, and shall take such reasonable steps as required to accomplish the stated purposes.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

Landlord further reserves the right to the areas designated as “Restricted Shaft Space” and “Future Shaft Wall” on Exhibit 27, attached, on each applicable floor of the Premises for the future installation of additional shaft walls and risers for the tenants or occupants of floors beneath the applicable floor of the Premises.  Upon the giving of such notice, designated areas on Exhibit 27 (the “Future Shaft Areas”) shall be treated as Common Areas Tenant shall not make any Alterations in the Future Shaft Areas and shall remove any of Tenant’s property from the same upon reasonable prior notice from Landlord.

28.                               TENANT PARKING

During the Term, Landlord shall provide Tenant with parking passes for use by standard size automobiles and small utility vehicles in an amount equal to the number of parking passes set forth in Section 10 of the Summary, which parking passes shall pertain to the parking facility (or facilities located at the Project.  Tenant shall, and Tenant shall require its employees and visitors who use the parking passes to,  abide by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes provide access (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities).  Tenant’s use of the parking passes for parking at the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

Tenant shall pay for such parking passes (whether or not so used) at Landlord’s then current prevailing monthly rate for parking spaces, which rate is as of the date of this Lease $245 per parking pass per month.  The prevailing monthly rate for parking passes shall be subject to change from time to time, but not more often than once per calendar year, as determined by Landlord in order to more accurately reflect fair market rates.  Such payments shall constitute Additional Rent for purposes of the Lease.  Payments under this Section shall be made at the places and times and subject to the conditions specified for payments of Base Rent, or at such other places and times as Landlord shall specify in writing.  Without limiting Landlord’s other remedies under the Lease, if Tenant shall fail to pay the amounts due for such parking passes for more than ten (10) days after notice of such failure, then Landlord may terminate Tenant’s rights to such passes immediately upon notice by Landlord.  Tenant’s rights under this Article 28 shall not be assigned or sublicensed except in connection with an assignment or sublease permitted or consented to under Article 14.  Subject to the rights of other tenants or occupants in the Building, Tenant may request additional parking passes from time to time upon at least 45 days’ prior written notice to Landlord.  Any such additional parking passes (the “Additional Passes”) shall be used by Tenant on all of the terms and conditions applicable to the passes otherwise provided to Tenant under this Article 28 except that Landlord may terminate Tenant’s rights to one or more Additional Passes from time to time on at least 30 days’ prior written notice to Tenant if required to satisfy the building standard ratio of .80 parking passes per 1,000 rentable square feet associated with then-vacant premises in the Building.

29.                               MISCELLANEOUS PROVISIONS

29.1                        Terms; Captions.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2                        Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3                        No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4                        Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.

29.5                        Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee, after the date of transfer, for the performance of Landlord’s obligations hereunder and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6                        Prohibition Against Recording.  In the event this Lease, a copy or any notice or memorandum thereof shall be recorded by Tenant, other than in accordance with the terms hereof, then such recording shall constitute a default by Tenant under Article 19 hereof entitling Landlord to immediately terminate this Lease.  At the request of either Landlord or Tenant, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease under Massachusetts law that may be recorded at the election of either party.  All costs of preparation and recording such notice shall be borne by the requesting party.  At the expiration or earlier termination of this Lease, Tenant shall provide Landlord with an executed termination of the Notice of Lease in recordable form, which obligation shall survive such expiration or earlier termination.

29.7                        Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8                        Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9                        Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10                 Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11                 Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12                 No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not expressly set forth herein or in one or more of the exhibits attached hereto.

29.13                 Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project.  Except as expressly set forth in the immediately preceding sentence, neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for consequential or indirect damages, including without limitation injury or damage to, or interference with, Tenant’s business, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14                 Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15                 Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16                 Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, governmental action or inaction, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17                 Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18                 Notices.  All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the all of the addresses set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to all of the following addresses:

HCP/LFREP Ventures I, LLC
c/o HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, CA 90806
Attention:  Legal Department

and:

HCP Life Science Estates
400 Oyster Point Boulevard, Suite 409
South San Francisco, CA 94080
Attention:  Jon Bergschneider

And

Longfellow Real Estate Partners, LLC
260 Franklin Street, Suite 1520
Boston, MA 02110
Attention: Asset Manager

and

DLA Piper LLP (US)
33 Arch Street
Boston, MA 02110
Attention:  Geoff Howell, Esq.

29.19                 Joint and Several.  If there is more than one Tenant or Landlord, the obligations imposed upon Tenant or Landlord, as applicable, under this Lease shall be joint and several.

29.20                 Authority.  If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Delaware and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the Commonwealth of Massachusetts.

29.21                 Attorneys’ Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22                 Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.  Landlord and Tenant waive trial by jury in any action to which they are parties, and further agree that any action arising out of this Lease (except an action for possession by Landlord, which may be brought in whatever manner or place provided by law) shall be brought in the Trial Court, Superior Court Department, in the county where the Premises are located.

29.23                 Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24                 Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay a commission to the Brokers, in connection with the negotiation of this Lease, in accordance with the terms of a separate agreement.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  Brokers are to be paid by Landlord pursuant to the terms of a separate agreement.  The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25                 Project or Building Name, Address and Signage.  Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.26                 Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.27                 Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, brokers and other advisors, provided that such other parties are made aware of Tenant’s obligations under this Section 29.27 and Tenant shall be responsible for any disclosure by such parties in violation of this paragraph.

29.28                 Construction of Property and Other Improvements.  Tenant acknowledges that portions of the Project and/or other tenant premises may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project.  Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction, provided that Landlord shall use commercially reasonable efforts to minimize such noise, dust, obstruction of access and any interference to Tenant’s use of, or access to, the Premises resulting therefrom in a manner consistent with first similar class multi-tenant buildings in the area.

29.29                 No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.30                 Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease.  Tenant shall pay all costs in connection therewith.  Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease to the extent that such removal is required by Applicable Laws.

29.31                 Intentionally Omitted.

29.32                 Rooftop Rights.

29.32.1       .  Grant of Rights. Landlord grants Tenant the appurtenant, non-exclusive, and irrevocable (except upon the expiration or earlier termination of this Lease) license at no additional charge (other than to the extent included in Operating Expenses), but otherwise subject to the terms and conditions of this Lease, to use a contiguous portion of the roof of the Building reasonably approved by Landlord (the “Rooftop Installation Areas”) to operate, maintain, repair and replace telecommunications and mechanical equipment for Tenant’s own use, such as supplemental HVAC equipment, a satellite dish, microwave dish, and the like, appurtenant to the Permitted Uses installed as part of Tenant Improvements or otherwise as permitted pursuant to Article 8 (collectively, “Rooftop Equipment”).  The exact location and layout of the Rooftop Installation Areas shall be designated by Landlord and shall not exceed in area the Tenant’s Share of rooftop areas made available to tenants in the Building for similar purposes.

29.32.2       Installation and Maintenance of Rooftop Equipment.  Tenant shall install Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, including without limitation Article 8.  Tenant shall not install or operate Rooftop Equipment until it receives prior written approval of the plans for such work in accordance with Article 8, provided such approval shall not be unreasonably withheld, conditioned or delayed.  Landlord may withhold approval if the installation or operation of Rooftop Equipment reasonably would be expected to damage the structural integrity of the Building.  Tenant shall maintain any Rooftop Equipment in compliance with all Applicable Laws, including the City of Cambridge noise ordinance. Tenant shall cooperate with Landlord as reasonably required to accommodate any re-roofing of the Building during the Lease term and Tenant shall be responsible for any costs associated with working around, moving or temporarily relocation Tenant’s Roof Equipment.  Tenant’s access to the rooftop for the purposes of exercising its rights and obligations under this Section 29.32 shall be limited to Building Hours by prior appointment with the property manager, except in the case of emergencies threatening life or personal property. Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Rooftop Equipment, whether under this Section 29.32 or otherwise, and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof.  Tenant shall obtain a letter from Landlord’s roofer following completion of such work stating that the roof warranty remains in effect.  Tenant, at its sole cost and expense, shall cause a qualified contractor to inspect the Rooftop Installation Areas and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Rooftop Equipment on a regular basis, as reasonably required.  Tenant shall pay Landlord following a written request therefor, with the next payment of Rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Rooftop Installation Areas and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Rooftop Equipment.  All Rooftop Equipment shall be screened or otherwise designed so that it is not visible from the ground level of the Project.

29.32.3       Indemnification.  Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk.  Tenant shall indemnify and defend Landlord and the other Indemnitees against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligence or willful misconduct of Landlord or its employees, agents or contractors) arising out of the installation, use, operation, or removal of Rooftop Equipment by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Section 29.32. Landlord assumes no responsibility for interference in the operation of Rooftop Equipment caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by Rooftop Equipment, and Tenant hereby waives any claims against Landlord arising from such interference.  The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

29.32.4       Removal of Rooftop Equipment.  Upon the expiration or earlier termination of the Lease, Tenant, unless and to the extent otherwise instructed by Landlord in writing, at Tenant’s sole cost and expense, shall (i) remove Rooftop Equipment from the Rooftop Installation Areas in accordance with the provisions of this Lease and (ii) leave the Rooftop Installation Areas in good order and repair, reasonable wear and tear excepted.  If Tenant does not remove Rooftop Equipment and restore the Rooftop Installation Areas when so required, Landlord may remove and dispose of it and charge Tenant for all costs and expenses incurred.

29.32.5       Interference by Rooftop Equipment.  Landlord may have granted and may hereafter grant roof rights to other parties, and Landlord shall use commercially reasonable efforts to cause such other parties to minimize interference with Rooftop Equipment.  If Rooftop Equipment (i) causes physical damage to the structural integrity of the Building, (ii) materially interferes with any telecommunications, mechanical or other systems located at or servicing (as of the Rent Commencement Date) the Building or any building, premises or location in the vicinity of the Building, (iii) interferes with any other service provided to other tenants in the Building by rooftop installations installed prior to the installation of Rooftop Equipment or (iv) interferes with any other tenants’ business, in each case in excess of that permissible under F.C.C. or other regulations (to the extent that such regulations apply and do not require such tenants or those providing such services to correct such interference or damage), Tenant shall within five (5) business days of notice of a claim of interference or damage cooperate with Landlord or any other tenant or third party making such claim to determine the source of the damage or interference and effect a prompt solution at Tenant’s expense (if Rooftop Equipment caused such interference or damage).  In the event Tenant disputes Landlord’s allegation that Rooftop Equipment is causing a problem with the Building (including, but not limited to, the electrical, HVAC, and mechanical systems of the Building) and/or any other Building tenants’ equipment in the Building, in writing delivered within five (5) business days of receiving Landlord’s notice claiming such interference, then Landlord and Tenant shall meet to discuss a solution, and if within seven (7) days of their initial meeting Landlord and Tenant are unable to resolve the dispute, then the matter shall be submitted to arbitration in accordance with the provisions set forth below. The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant.  Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.  The arbitration shall be conducted in accordance with the commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern).  The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.  Within ten (10) days of appointment, the arbitrator shall determine whether or not Rooftop Equipment is causing a problem with the Building and/or any other Building tenants’ equipment in the Building, and the appropriate resolution, if any.  The arbitrator’s decision shall be final and binding on the parties.  If Tenant shall fail to cooperate with Landlord in resolving any such interference or if Tenant shall fail to implement the arbitrator’s decision within ten (10) days after it is issued, Landlord may at any time thereafter (i) declare a default and/or (ii) relocate the item(s) of Rooftop Equipment in dispute in a manner consistent with the arbitral decision.

29.32.6       Relocation of Rooftop Equipment.  Based on Landlord’s good faith determination that such relocation is necessary, Landlord reserves the right to cause Tenant to relocate Rooftop Equipment located on the roof to comparably functional space on the roof by giving Tenant prior notice of such intention to relocate.  If within thirty (30) days after receipt of such notice Tenant has not agreed with Landlord on the space to which Rooftop Equipment is to be relocated, the timing of such relocation, and the terms of such relocation, then Landlord shall have the right to make all such determinations in its reasonable judgment.  Landlord agrees to pay the reasonable cost of moving Rooftop Equipment to such other space, taking such other steps necessary to ensure comparable functionality of Rooftop Equipment, and finishing such space to a condition comparable to the then condition of the current location of Rooftop Equipment.  Such payment by Landlord shall not constitute an Operating Expense under this Lease.  Tenant shall arrange for the relocation of Rooftop Equipment within sixty (60) days after a comparable space is agreed upon or selected by Landlord, as the case may be.  In the event Tenant fails to arrange for said relocation within the sixty-(60)-day period, Landlord shall have the right to arrange for the relocation of Rooftop Equipment at Landlord’s expense, all of which shall be performed in a manner designed to minimize interference with Tenant’s business.

29.33                 Other Special Appurtenant Rights.  Tenant shall have the right in common with others to connect to and use the pH neutralization system, emergency generator and RO water system (collectively, the “Special Systems”) located at the Building subject to the following conditions:

(1) Tenant’s use of the Special Systems shall be at Tenant’s sole risk to the extent permitted pursuant to Applicable Laws (Landlord making no representation or warranty regarding the sufficiency of the Special Systems for Tenant’s use);

(2) Tenant’s use of the Special Systems shall be undertaken by Tenant in compliance with all Applicable Laws, including Environmental Laws, and Tenant shall obtain any and all permits required in connection with such use (other than those permits required to use or operate the pH neutralization system, generally (as opposed to Tenant’s particular use), which permits shall be obtained by Landlord);

(3) Tenant shall be responsible for connecting to the central distribution point for the Special Systems in connection with the Tenant Improvements at the locations shown on Exhibit 29.33.  Tenant further acknowledges that Landlord may discontinue one or more of the Special Systems at Landlord’s election by prior written notice given to Tenant at least 30 days in advance.  If Landlord elects to discontinue any such service, then Landlord shall provide Tenant with a location mutually agreeable to Landlord and Tenant for Tenant to install its own Special System on the terms and conditions set forth in Article 8 of this Lease;

(4) The costs to operate and maintain the Special Systems shall be included in Operating Expenses.  Tenant use of the Special Systems shall not exceed Tenant’s Share of the capacity available to tenants of any such Special System;

(5) The use of the Special Systems shall be subject to the Rules and Regulations.

(6) Tenant acknowledges and agrees that there are no warranties of any kind, whether express or implied, made by Landlord or otherwise with respect to the Special Systems or any services (if any) provided in the Special Systems, and Tenant disclaims any and all such warranties.

(7) Tenant’s sole remedy for any breach or default by Landlord under this Section 29.33 beyond applicable notice and cure periods shall be to terminate the provisions of this Section 29.33 and Tenant hereby, to the maximum extent possible, knowingly waives the provisions of any law or regulation, now or hereafter in effect that provides additional or other remedies to Tenant as a result of any breach by Landlord hereunder or under any such law or regulation.

Landlord may, at it sole election and by prior written notice to Tenant, add additional Special Systems to the Building in the future and make the same available to all laboratory tenants, in which case such additional systems shall be treated as Special Systems hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written as a sealed Massachusetts instrument.

LANDLORD:			TENANT:

HCP/LFREP VENTURES I, LLC,			JOUNCE THERAPEUTICS, INC.,
a Delaware limited liability company			a Delaware corporation

By:	/s/ Jonathan M. Bergschneider		By:	/s/ Cary G. Pfeffer

	Name:	Jonathan M. Bergschneider		Name:	Cary G. Pfeffer, M.D.

	Its:	Executive Vice President		Its:	President

			By:	/s/ Kim Drapkin

				Name:	Kim Drapkin

				Its:	CFO & Treasurer

EXHIBIT 1.3

FIRST OFFER SPACE

1

LEGEND
SCIENCE TENANT FINISHED SPACE
SCIENCE TENANT UNFINISHED SPACE

R.E. Dinneen
Architects &
Planners, Inc.

LONGFELLOW
REAL ESTATE PARTNERS

SPECULATIVE LABS
1000 MASSACHUSETTS AVE

CAMBRIDGE,
MASSACHUSETTS

FOURTH LEVEL

L-4

2

EXHIBIT 2.1

NOTICE OF LEASE TERM DATES

To:

Re:                             Lease dated             , 20   between                     , a                       (“Landlord”), and                        , a                         (“Tenant”) concerning Suite        on floor(s)            of the office building located at 1030 Massachusetts Avenue, Cambridge, MA.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                                      The Lease Term shall commence on or has commenced on               for a term of                 ending on                .

2.                                      Rent commenced to accrue on             , in the amount of             .

3.                                      If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.                                      Your rent checks should be made payable to            at               .

5.                                      The exact number of rentable/usable square feet within the Premises is           square feet.

6.                                      Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is             %.

Agreed to and Accepted as	“Landlord”:
of , 20 .
,
“Tenant”:	a

By:
a		Its:

By:
Its:

1

EXHIBIT 2.2-1

INITIAL PREMISES

1

Denotes Jounce
10,877 SF
Licensed Premises
LONGFELLOW
REAL ESTATE PARTNERS
L-2

2

Jounce 600 SF Licensed Premises storage area shall be located within this 1276 SF area
1276 RSF
LEGEND
SCIENCE TENANT FINISHED SPACE
SCIENCE TENANT UNFINISHED EXPANSION SPACE
SCIENCE TENANT MECHANICAL/STORAGE

R.L. Dresser Architects & Planners, Inc.

LONGFELLOW REAL ESTATE PARTNERS

[redacted]

11176. 11

SPECULATIVE LABS

[redacted]

CAMBRIDGE, MASSACHUSETTS

[redacted]

3

EXHIBIT 2.2-2

PERMANENT PREMISES

1

2

3

EXHIBIT 5

TENANT WORK LETTER

This Tenant Work Letter sets forth the terms and conditions relating to the construction of the initial tenant improvements in the Permanent Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Permanent Premises, in sequence, as such issues will arise during the actual construction of the Permanent Premises.  All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Lease to which this Tenant Work Letter is attached as Exhibit 5 and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of this Tenant Work Letter.

1.                                      LANDLORD’S INITIAL CONSTRUCTION IN THE PERMANENT PREMISES

1.1                               Landlord Work.  Landlord shall, at Landlord’s sole cost and expense, cause the construction, renovation or installation of the demising and common corridor work described on the attached Attachment 1  (collectively, the “Landlord Work”).  The Landlord Work shall be performed in a first-class, workmanlike manner.

2.                                      TENANT IMPROVEMENTS

2.1                               Tenant Improvements Allowance.  Tenant shall be entitled to a tenant improvement allowance (the “Tenant Improvements Allowance”) in the maximum aggregate amount of $2,761,865.70 (i.e. $155.10 per rentable square foot of the entire Permanent Premises initially leased hereunder) (the “Maximum Allowance Amount”) for the hard costs and customary soft costs incurred by Landlord including, without limitation out-of-pocket architectural and engineering fees and a 3% project management fee payable to Landlord or its affiliates and permits, relating to the initial design and construction of Tenant’s improvements which are to be permanently affixed to the Permanent Premises in accordance with this Work Letter (the “Tenant Improvements”).   Notwithstanding the foregoing or anything otherwise provided elsewhere herein, there shall be no project management fee with respect to any hard costs of construction related to improvements performed prior to the Effective Date, including without limitation the improvements (the “Work In Place”) described on Attachment 5 attached hereto (but design costs related to Tenant Improvements, other than design costs associated with the Work In Place, shall be subject to the project management fee, even if such design costs arise out of services performed prior to the Effective Date). In addition, the Tenant Improvements Allowance may be applied towards the cost incurred directly by Tenant of the purchase and installation of data and telecommunications cabling in the Permanent Premises as further set forth below. At least 85% of the Maximum Allowance Amount must be applied towards the hard costs of the Tenant Improvements.  For the avoidance of any doubt, the purchase and installation of data and telecommunications cabling shall not be included in the definition of Tenant Improvements and there shall not be any project management fee payable with respect to costs and expenses related thereto. The Landlord agrees to keep the Tenant advised as to the progress of the work by providing copies of the Contractor’s applications for payment. The Tenant Improvements are described on the allocation of responsibility attached as Attachment 2 (the “Base TI Requirements”), and Landlord and Tenant acknowledge and agree that the Tenant Improvements Allowance shall be utilized subject to and pursuant to this Tenant Work Letter to construct the Tenant Improvements as described in the Base TI Requirements.  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Maximum Allowance (as it may be increased by the Additional Allowance, below).  All Tenant Improvements for which the Tenant Improvements Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease.

2.2                               Disbursement of the Tenant Improvements Allowance.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvements Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s reasonable disbursement process) for costs incurred by

1

Landlord related to the construction of the Tenant Improvements and for the following items and costs (collectively, the “Tenant Improvements Allowance Items”):  (i) payment of the fees of the “Architect” as that term is defined in Section 3.1 of this Tenant Work Letter in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) payment of the project management fee described above, (iii) the cost of any changes to the Construction Documents or Tenant Improvements required by all applicable building codes (the “Code”) enacted after approval of the Construction Documents, (iv) costs payable to the Contractor and any subcontractors, and (v) other costs incurred in connection with the Tenant Improvements to the extent the same can be paid using the Tenant Improvements Allowance pursuant to the specific provisions of this Tenant Work Letter.

Following the completion of the Tenant Improvements, Landlord shall disburse funds remaining in the Tenant Improvements Allowance, if any, to reimburse Tenant for Tenant’s out-of-pocket costs to purchase and install data and telecommunications cabling in the Permanent Premises in one lump sum payment made within forty-five (45) days of Tenant’s request if the following conditions have been fully satisfied:  (a) no Event of Default then exists, (b) Landlord shall have no reason to believe that any work for which payment is requisitioned has not been properly completed, and (c) Tenant shall have complied with any other reasonable requirements for disbursement of Tenant Improvements Allowance Items that are comparable to requirements applicable to disbursements of institutional construction loans, such as the provision of mechanics lien waivers where applicable.  Notwithstanding anything herein to the contrary, the Tenant Improvements Allowance must be requested by Tenant, if at all, in accordance with this paragraph on or before the date that is one year following the Rent Commencement Date, and any portion not requested by such date may no longer be utilized by Tenant.

2.3                               Additional Allowance.  Tenant shall, by written notice given to Landlord no later than the Cost Proposal Delivery Date (as defined below), have the one-time right to increase the amount of the Tenant Improvements Allowance by an amount not to exceed $25.00 per rentable square foot of the Permanent Premises (the “Additional Allowance”).  The Additional Allowance, if elected by Tenant, shall be added to the Tenant Improvements Allowance and utilized on the terms and conditions set forth herein with respect to the Tenant Improvements Allowance (and the Maximum Allowance Amount shall be deemed to have been increased accordingly).  If Tenant gives the Allowance Increase Notice, Tenant shall repay the Additional Allowance to Landlord in equal monthly installments determined by amortizing the Additional Allowance over the remainder of the initial term of the Lease, together with interest at 9% per annum (such monthly payments, the “Supplemental Rent”), on the first calendar day of each month commencing on the Rent Commencement Date and continuing thereafter during the remainder of the initial term of the Lease with Tenant’s regular payments of Base Rent (and the parties shall enter into an amendment to the Lease to confirm the same promptly following the giving of the Additional Allowance Notice).

3.                                      CONSTRUCTION DOCUMENTS

3.1                               Selection of Architect/Construction Documents.  Landlord shall cause Landlord’s design/build contractor to retain LDa Architecture & Interiors and R.E. DINNEEN ARCHITECTS & PLANNERS, INC. (collectively, the “Architect”) as subcontractors to prepare the “Construction Documents,” as that term is defined in this Section 3.1 for the Tenant Improvements, together with the consulting engineers selected by the Architect and reasonably approved by Landlord.  Landlord may cause Landlord’s design/build contractor to retain another Architect or Architects from time to time, provided, however, that any such other Architects shall be subject to Tenant’s reasonable approval.  The plans and drawings to be prepared by Architect hereunder shall be known collectively as the “Construction Documents.”  All Construction Documents shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s and Tenant’s approval.  Tenant may hire an architectural firm reasonably approved by Landlord to conduct a peer review, and the fees associated with this peer review shall be paid solely by Tenant.

Landlord has no obligation to approve or perform any Tenant Change or any Tenant Improvements not shown on the plans previously approved by Landlord and Tenant or reasonably inferable therefrom if, in Landlord’s reasonable judgment, such Tenant Improvements (i) would delay completion of the Tenant Improvements beyond November 1, 2013 unless Tenant agrees in writing that such work constitutes a Tenant Delay and Landlord and Tenant agree in writing to the amount of such Tenant Delay, (ii) would delay completion of the Landlord Work beyond November 1, 2013 unless Tenant agrees in writing that such work constitutes a Tenant Delay and Landlord

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and Tenant agree in writing to the amount of such Tenant Delay; (iii) would materially increase the cost of performing any other work in the Building, unless in each case Tenant agrees to pay such costs based on Landlord’s Change Estimate Notice (as defined below), (iv) are incompatible with the design, quality, equipment or systems of the Building or otherwise require a change to the existing Building systems or structure, each in a manner that would not otherwise be required in connection with the improvements contemplated by the Fit Plan (as defined below), (v) is not consistent the first class nature of the Building, or (vi) otherwise do not comply with the provisions of the Lease.

3.2                               Final Space Plan.  Tenant has approved the preliminary space plan prepared by the Architect, on behalf of the Contractor, attached as Attachment 3 hereto (the “Fit Plan”).  On or before the date set forth in Attachment 4, attached hereto, Landlord shall use commercially reasonable efforts to cause the Contractor to have the Architect prepare a space plan for Tenant for the Permanent Premises which space plan shall be reasonably consistent with the Fit Plan and shall include a layout and designation of all labs, offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the space plan to Landlord and Tenant for their approval. Landlord and Tenant shall review and provide any changes to the space plan within five Business Days of receipt thereof (and if Tenant shall fail to object thereto within such five Business Day period, then such space plan shall be deemed approved by Tenant). and the Landlord shall use reasonable efforts to cause the Architect prepare and circulate a modified plan within five Business Days of its receipt of any requested changes from Tenant or Landlord.  Such process of submittal and response within the time frame specified in the preceding sentence shall continue until each of Landlord and Tenant gives written approval to such space plan, with the understanding the Final Space Plan shall be approved no later than the date set forth for such approval on Attachment 4.  Once Landlord and Tenant approve the final space plan, the space plan shall be considered final (the “Final Space Plan”).

3.3                               Construction Documents.  On or before the date set forth in Attachment 4, Landlord shall use commercially reasonable efforts to cause Landlord’s design/build contractor to cause the Architect to complete final Construction Documents consistent with the Final Space Plan and shall submit the same to Landlord and Tenant for their approval.  Landlord and Tenant shall review and provide any changes to the construction documents within five Business Days of receipt thereof, and the Landlord shall use reasonable efforts to cause the Architect to prepare and circulate modified documents within five Business Days of its receipt of any requested changes from Tenant or Landlord. Such process of submittal and response within the time frame specified in the preceding sentence shall continue until each of Landlord and Tenant gives written approval to such documents, and the Construction Documents shall be considered final once approved by the Landlord and the Tenant, with the understanding the Construction Documents shall be approved no later than the date set forth for such approval on Attachment 4. In no event may either Tenant or Landlord require any changes that are inconsistent with the Final Space Plan.  The Construction Documents shall comply with Applicable Laws existing on the date of this Tenant Work Letter and which may be enacted prior to Tenant’s approval of completed Construction Documents. Subject to the provisions of Sections 3.1 and 5.4 of this Work Letter, Tenant may, from time to time, by written order to Landlord on a form reasonably specified by Landlord (“Tenant Change”), request a change in the Tenant Improvements shown on the Construction Documents, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied within five (5) business days after delivery of such Tenant Change to Landlord.  The Over-Allowance Amount shall be adjusted for any Tenant Change as further contemplated by Section 5.4, below.

3.4                               Permits.  The Construction Documents as approved (or deemed approved) pursuant to Section 3.3 shall be the “Approved Working Drawings”.  Following Tenant’s approval or deemed approval of the Cost Proposal, as described below, Landlord shall promptly thereafter submit or cause to be submitted, the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the applicable Tenant Improvements (the “Permits”).

3.5                               Time Deadlines.  The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in Attachment 4 (the “Time Deadlines”), attached hereto.

3.6                               Existing Materials. Landlord and Tenant acknowledge that, in anticipation of the execution and delivery of this Lease, Landlord halted work that it was undertaking in the fourth floor portion of the Permanent

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Premises to convert the same to a speculative laboratory suite and that Landlord will incorporate into the Tenant Improvements those certain construction materials and work in place referenced in Attachment 5, attached, the cost of which to be deducted from the Tenant Improvements Allowance as shown on Attachment 5 (provided, however, that no 3% project management fee shall apply to such amounts and no architect’s fees incurred in connection with design of the work in place shall be charged to Tenant).

4.                                      CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Contractor.  A design/build contractor designated by Landlord and approved by Tenant (“Contractor”) shall construct the Tenant Improvements.  Tenant acknowledges that The Richmond Group is approved as the initial Contractor.

4.2                               Cost Proposal.  After the Approved Working Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal (or cost proposals) in accordance with the Approved Working Drawings, which cost proposal(s) shall include, as nearly as possible, the cost of all Tenant Improvements Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements and shall include a so-called guaranteed maximum price proposal from Landlord’s Contractor (collectively, the “Cost Proposal”), which Cost Proposal shall include, among other things, the Contractor’s fee, general conditions, and a reasonable contingency.  The Cost Proposal may include early trade release packages for long lead time matters such as mechanical equipment.  In connection with the Cost Proposal, Landlord shall cause the Contractor to solicit at least three bids from each subcontractor trade for which the total cost is expected to exceed $10,000.  Tenant shall have the right to propose one subcontractor to be included in the bidding for each trade, subject to Landlord’s reasonable approval.  Landlord will consult with Tenant prior to approving the subcontractors to whom it will be bid and Tenant may review bid packages at Tenant’s request.  In the case of each bid request, Landlord will accept the lowest responsible bid, unless Landlord and Tenant reasonably determine otherwise.  Tenant shall approve and deliver the Cost Proposal to Landlord within five Business Days of the receipt of the same (and if Tenant fails to comment on the Cost Proposal within such five Business Day period then Tenant shall be deemed to have approved the Cost Proposal), provided, however, Tenant shall have the right to request Tenant Changes to the Approved Working Drawings within such five Business Days, following its receipt of the Cost Proposal for the purpose of value engineering (in which event the Landlord will cause its contractor to provide a new Cost Proposal to Landlord and Tenant following its receipt and approval of modified drawing showing such Tenant Change (such approval not to be unreasonably withheld, conditioned or delayed)).  Upon Tenant’s approval, or deemed approval, of a Cost Proposal by Landlord, Landlord shall be released by Tenant to cause the Contractor to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items.  The date on which Tenant approves or is deemed to approve the Cost Proposal shall be known hereafter as the “Cost Proposal Delivery Date”.

Landlord and Tenant acknowledge that Landlord has provided Tenant with a copy of the basis of design for the Building core and shell improvements completed by Landlord prior to the Effective Date, a copy of which is attached as Attachment 6 (the “BBW Scope”), together with the architect’s certificate of substantial completion for the applicable work.  Landlord makes no represenation or warranty regarding the sufficiency or condition of the BBW Scope or the accuracy of the architect’s statements; provided, however, if timely and adequate notice has been given and if Landlord has guarantees, contract rights, or other claims against contractors, materialmen, architects, suppliers or manufacturers with respect to the work performed pursuant to the BBW Scope or any portion thereof prior to the Effective Date, Landlord shall exercise commercially reasonable efforts to enforce such guarantees or contract rights at no cost or expense to Tenant. In no event shall the Cost Proposal or the cost of the Tenant Improvements include the costs to design or construct items delineated as Core & Shell on Attachment 2.

4.3                               Construction of Tenant Improvements by Contractor.

4.3.1                     Over-Allowance Amount.  On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”), if any, equal to 50% of the difference between (i) the amount of the Cost Proposal and (ii) the amount of the remaining unutilized Tenant Improvements Allowance.  The Over-Allowance Amount shall be disbursed by Landlord following the disbursement of any then remaining portion

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of the Tenant Improvements Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvements Allowance.  The remaining 50% of the Over-Allowance Amount shall be paid by Tenant to the Landlord once the Tenant Improvements Allowance is expended (i.e. prior to the Landlord’s use of the first installment of the Over-Allowance Amount).  In the event that, after the applicable Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Documents or the Tenant Improvements, then, subject to Section 5.4, below, to the extent that the amount of the Cost Proposal plus any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs exceeds the sum of the Tenant Improvements Allowance and any Over-Allowance Amounts previously funded by Tenant, such excess costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount (whether or not the Tenant Improvements Allowance has then been fully utilized).  Unless otherwise agreed by the parties, all Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord’s property under the terms of the Lease.  Tenant hereby acknowledges and agrees that Tenant shall be responsible for all costs associated with the Tenant Improvements to the extent the same exceed the Tenant Improvements Allowance (notwithstanding the content of the Cost Proposal).

4.3.2                     Landlord’s Retention of Contractor. Except as provided in Section 2, Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the applicable Approved Working Drawings and the applicable Cost Proposal. The Tenant shall be entitled to review the Landlord’s construction contract with the Contractor upon Tenant’s written request. The Landlord shall manage the Contractor in its performance of the construction work and endeavor to oversee the Contractor’s performance of its work to protect the Tenant from construction defects.

5.                                      COMPLETION OF THE TENANT IMPROVEMENTS;
LEASE COMMENCEMENT DATE

5.1                               Substantial Completion.  Landlord shall give Tenant at least twenty (20) days prior written notice of the date that Landlord reasonably anticipates that the Landlord Work and Tenant Improvements will be Substantially Complete (as defined below); provided, however, Landlord’s failure to accurately estimate such date shall in no event affect the actual date of Substantial Completion or any other obligations of Landlord or Tenant hereunder.  For purposes of this Lease, “Substantial Completion” shall occur upon the completion of the last of the following to occur: (i) the completion of construction of the Landlord Work and the Tenant Improvements substantially pursuant to the Approved Working Drawings for such Tenant Improvements (each as reasonably determined by Landlord), with the exception of any punch list items which do not impair Tenant’s ability to occupy the Premises for their contemplated use, (ii) the acquisition of a certificate of occupancy or its legal equivalent allowing occupancy of the Permanent Premises (a “Sign Off”), (iii) all base building systems are operational and fully-commissioned except to the extent effected by the Tenant Improvements, which commissioning shall be part of the punchlist described below, (iv) delivery of the Permanent Premises to Tenant, and (v) delivery of a certificate of substantial completion from the Architect on behalf of the Contractor confirming the matters set forth in the foregoing clause (i).  In the event that the Sign Off is not a final certificate of occupancy, Landlord shall diligently prosecute the work necessary to achieve a full certificate of occupancy and use commercially reasonable efforts to obtain such full certificate of occupancy as soon as reasonably practicable following Substantial Completion.

5.2                               Delay of the Substantial Completion of the Permanent Premises.  Except as provided in this Section 5.2, the Rent Commencement Date shall occur as set forth in the Lease and Section 5.1, above.  Each of the following shall constitute a “Tenant Delay” to the extent such matter actually causes a delay in Substantial Completion and cannot reasonably be avoided without additional cost:

5.2.1                     Tenant’s failure to comply with the Time Deadlines;

5.2.2                     Tenant’s failure to timely approve any matter requiring Tenant’s approval within the time periods set forth herein (which, for avoidance of doubt, shall mean any period longer than five business days or such shorter time period as may be required hereunder) except to the extent that Tenant is deemed to consent to any such request for approval in accordance with the terms of this Work Letter;

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5.2.3                     A breach by Tenant of the material terms of this Tenant Work Letter or the Lease (provided that Landlord shall provide Tenant prior written notice specifying the nature of the breach and resulting delay under this clause (c));

5.2.4                     Any Tenant Change (including value engineering changes described in Section 4.2, above);

5.2.5                     Tenant’s insistence on materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion, as set forth in the Lease, after having been informed, in writing, by Landlord that such materials, components, finishes or improvements will cause a delay in completion of the Tenant Improvements; or

5.2.6                     Any other act or omission of Tenant or anyone acting by, through or under Tenant that causes a delay in construction work or any process described in this Tenant Work Letter (provided that Landlord shall provide Tenant prior written notice specifying the nature of the acts or omissions giving rise to the delay and the resulting delay under this clause (f)); and/or

5.2.7                     Any act or omission of Tenant or anyone acting by, through or under Tenant that causes a delay in the issuance of the Sign Off ((provided that Landlord shall provide Tenant prior written notice specifying the acts or omissions giving rise to the delay and the resulting delay under this clause (g)).

Upon any Tenant Delay, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion, the date of the Substantial Completion shall be deemed to be the date the Substantial Completion of the Permanent Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred and the Rent Commencement Date shall be deemed to have occurred accordingly.  Any increased costs of the Tenant Improvements resulting from Tenant Delay shall be shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.

Landlord and Tenant have agreed to determine the length of any Tenant Delay as follows:

(i) any delays pursuant to clause “(a)” and “(b”) in the definition of Tenant Delay in the definition of Tenant Delay shall be equal to one day for each day that the applicable Tenant Delay continues beyond the applicable time period required under this Lease, and (ii) with respect to any other Delay, Landlord shall notify Tenant in writing of the claimed estimated length of such Tenant Delay within 10 business days after its occurrence and Tenant may elect by written notice delivered to the other within 10 business days thereafter to dispute the claimed estimated Delay.  Unless such estimate is disputed by written notice delivered within such 10 business day period, the length of such Delay shall be no less the claimed estimated Delay.

5.3                               Walk-through and Punchlist.  After the Tenant Improvements are Substantially Completed and prior to Tenant’s move-in into the Permanent Premises, following two (2) days’ advance written notice from Tenant to Landlord, Landlord shall cause the Contractor to inspect the Permanent Premises with a representative of Tenant and complete a punch list of unfinished items of the Tenant Improvements.  After Landlord and Tenant have mutually agreed upon the punch list, authorized representatives for Landlord and Tenant shall execute said punch list.  The items listed on such punch list shall be completed by the Contractor within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable, provided that in the event a punch list item reasonably requires longer than thirty (30) days to complete, then Landlord shall cause Contractor to commence the completion of such particular item within thirty (30) days and diligently pursue the same to completion.  The terms of this Section 5.3 will not affect the occurrence of the Substantial Completion of the Permanent Premises or the occurrence of the Rent Commencement Date.

5.4                               Tenant Changes.  Landlord may, but shall not be obligated to, approve any Tenant Change on the condition that Tenant shall pay in full, in advance (or cause to be paid in full from the Tenant Improvements Allowance), any and all additional costs or expenses associated with the approval of said Tenant Change. If Tenant shall request any Tenant Change, Landlord shall provide Tenant in writing (a “Landlord’s Change Estimate Notice”) the estimated costs of design and/or construction of the Tenant Improvements or Landlord Work that Landlord determines will be incurred as a consequence of such Tenant Change on an order of magnitude basis and shall provide Tenant with the estimated Tenant Delay, if any, on account of such proposed Tenant Change. Tenant shall,

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within three Business Days following receipt of Landlord’s Change Estimate Notice, notify Landlord in writing whether it desires to proceed with the applicable Tenant Change or withdraw such Tenant Change. Tenant’s failure to respond in such three Business Day period shall be deemed to be a withdrawal of the applicable Tenant Change.  The cost of any Tenant Change shall be determined on a net basis; i.e. taking into account the savings, if any, resulting from such Tenant Change.  To the extent that there is no remaining unutilized Tenant Improvements Allowance, the Over-Allowance Amount shall be adjusted for any Tenant Change. If and to the extent that Landlord initiates any change orders in the Tenant Improvements, such change orders shall be at Landlord’s sole cost and expense to the extent that the net cost of such changes exceed the costs that would have been incurred but for such change.  Without limiting the generality of any provisions of this Tenant Work Letter, Tenant acknowledges that any extension of time due to a Tenant Change will not cause an extension of any Rent Commencement Date. Landlord shall be authorized to proceed with work described in a Tenant Change upon receipt of Tenant’s notice to proceed following the giving of Landlord’s Change Estimate Notice.

5.5                               Delay Not Caused by Parties.  Neither the Landlord nor Tenant shall be considered to be in default of the provisions of this Tenant Work Letter for delays in performance due to Force Majeure.

5.6                               Warranty.  Except for uncompleted items of Tenant Improvements specified in the punchlist described in Section 5.3, above, and for latent defects, Tenant shall be deemed to have accepted all elements of Tenant Improvements on the date of Substantial Completion.  In the case of a dispute concerning the completion of items of Tenant Improvements specified in the punchlist, such items shall be deemed completed and accepted by Tenant upon the delivery to Tenant of a certificate of the Architect on behalf of the Contractor that such items have been completed unless the certification reasonably is disputed by Tenant by a notice to Landlord given within ten (10) Business Days of Landlord’s delivery of the certification to Tenant.  In the case of latent defects in Tenant Improvements appearing after the Rent Commencement Date, Tenant shall be deemed to have waived any claim for correction or cure thereof on the date that is 11 months following the date of Substantial Completion of the applicable work if Tenant has not then given notice of such defect to Landlord.  For the purposes of this Lease, “latent defects” shall mean defects in the construction of the Landlord Work that are not readily observable by visible inspection at the time the punchlist is prepared or cannot be ascertained by reason of seasonality.  Landlord shall cause Landlord’s contractor so to remedy, repair or replace any such latent defects identified by Tenant within the foregoing time periods, together with any damage caused to the Landlord Work on account of such defects, such action to occur as soon as practicable during normal working hours and so as to avoid any unreasonable interruption of Tenant’s use of the Permanent Premises.  If timely and adequate notice has been given and if Landlord has other guarantees, contract rights, or other claims against contractors, materialmen, architects, suppliers or manufacturers with respect to the Tenant Improvements or any portion thereof, Landlord shall also exercise commercially reasonable efforts to enforce such guarantees or contract rights for Tenant’s benefit upon its request.  The foregoing shall constitute Landlord’s entire obligation with respect to all latent defects in the Tenant Improvements.

5.7                               Delivery. Landlord’s failure to Substantially Complete the Landlord Work or Tenant Improvements on or before the Estimated Delivery Date, or to substantially complete any element of the Landlord Work or Tenant Improvements by any particular time, shall not give rise to any liability of Landlord hereunder, shall not constitute Landlord’s default, and shall not affect the validity of this Lease, except as expressly provided in this Section 5.7.  In the event Landlord is unable to Substantially Complete the Landlord’s Work on or before the date (the “Estimated Delivery Date”) that is 200 days following the date that the building permit for the work shown on the Approved Working Drawings is received, as such date may be extended for Force Majeure or Tenant Delay, then, as Tenant’s sole remedy at law, equity or under this Lease, in addition to the delay in occurrence of the Rent Commencement Date, Tenant’s obligation to pay Base Rent shall be abated one (1) additional day for each day during the period beginning on the Estimated Delivery Date and ending on the Rent Commencement Date.

6.                                      MISCELLANEOUS

6.1                               Tenant’s Entry Into the Permanent Premises Prior to Substantial Completion.  Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Permanent Premises, Contractor shall allow Tenant access to the Permanent Premises prior to Substantial Completion for the purpose of Tenant installing Tenant’s furniture, fixtures and equipment (including Tenant’s data and telephone equipment) in

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the Permanent Premises.  Prior to Tenant’s entry into the Permanent Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry.  Tenant’s entry pursuant to this Section 6.1 shall be subject to all applicable provisions of the Lease other than the obligation to pay Base Rent and Additional Rent for Tenant’s Share of Direct Expenses.

As a condition to Tenant’s entry into the Permanent Premises prior to the Rent Commencement Date, Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all of Tenant’s insurance and indemnity obligations and other obligations governing the conduct of Tenant at the Property under this Lease.

Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work or inspections in the Permanent Premises prior to the Rent Commencement Date shall be subject to all of the terms, conditions and requirements contained in the Lease (including without limitation the provisions of Article 10) and, prior to such entry, Tenant shall provide Landlord with evidence of the insurance coverages required pursuant to Article 10.  Tenant and any Tenant contractor performing any work or inspections in the Permanent Premises prior to the Rent Commencement Date shall use reasonable efforts not to interfere in any way with construction of, and shall not damage the Landlord Work or the common areas or other parts of the Building.  Neither Tenant, nor any Tenant contractor performing any work or inspections in the Permanent Premises prior to the Rent Commencement Date shall cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with an entry under this Section 6.1.  Without limiting the generality of the foregoing, to the extent that the commencement or performance of Landlord Work or Tenant Improvements is delayed on account in whole or in part of any act or negligent omission, neglect, or default by Tenant or any Tenant contractor, then such delay shall constitute a Tenant Delay as provided in Section 5.2, above.

Any requirements of any Tenant contractor performing any work or inspections in the Permanent Premises prior to the Rent Commencement Date for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for by Tenant and arranged between such Tenant contractor and Landlord or Landlord’s contractor based on the actual, reasonable cost thereof determined on a time and materials basis.  Should the work of any Tenant contractor performing any work or inspections in the Permanent Premises prior to the Rent Commencement Date depend on the installed field conditions of any item of Landlord Work or Tenant Improvements, such Tenant contractor shall ascertain such field conditions after installation of such item of Landlord Work or Tenant Improvements, provided, however, both parties shall cooperate with each other in order to maximize cost and scheduling efficiencies wherever reasonably practicable so long as Landlord is not delayed in the performance of the Tenant Improvements or Landlord Work or required to incur any additional expense not borne by Tenant hereunder.  Neither Landlord nor Landlord’s contractor shall ever be required or obliged to alter the method, time or manner for performing Landlord Work or Tenant Improvements or work elsewhere in the Building, on account of the work of any such Tenant contractor.  Tenant shall cause each Tenant contractor performing work on the Permanent Premises prior to the Rent Commencement Date to clean up regularly and remove its debris from the Permanent Premises and Building.  Any work performed by Tenant pursuant to this Section 6.1 shall be performed in accordance with the applicable provisions of Article 8 of the Lease.

6.2                               Tenant’s Representative.  Tenant has designated Ken Mullen as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. Transmittals to the Tenant’s Representative shall be copied by e-mail or other mutually agreed method to Jigar Raythatha at jigar@jouncetx.com.

6.3                               Landlord’s Representative.  Landlord has designated J. Randal Long as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.4                               Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

6.5                               General.  This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of

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the Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless and to the extent expressly provided in the Lease or any amendment or supplement to the Lease that such additional space is to be delivered to Tenant in the same condition the initial Premises is to be delivered.

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LEGEND

WORK BY LANDLORD

DEVISING WALL BY LANDLORD

R.E. Dinneen Architects & Planners, Inc.

LONGFELLOW
REAL ESTATE PARTNERS

13101.11

JOUNCE THERAPEUTICS
1030 MASSACHUSETTS AVE

CAMBRIDGE
MASSACHUSETTS

FOURTH LEVEL

LL-4

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ATTACHMENT 2

BASE TI REQUIREMENTS

DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
SITEWORK
1. Perimeter sidewalks, street curbs, miscellaneous site furnishings, landscaping and parking	X
2. Telephone service to main demarcation room from local exchange carrier	X
3. Domestic sanitary sewer connection to street	X
4. Lab waste sewer connection to street	X
5. Roof storm drainage	X
6. NStar primary and secondary electrical service	X
7. NStar gas service	X
8. Domestic water service to Building	X
9. Fire protection water service to Building	X
STRUCTURE
1. Composite concrete deck on structural steel frame with live load capacity of 100 psf	X
2. Structural enhancements for specific Tenant load and vibration control requirements		X
3. Floor to deck heights ranging from 11’-11” to 12’-5”	X
4. Structural framing dunnage above roof for Base Building equipment	X
5. Structural framing dunnage above roof for Tenant equipment subject to Landlord review and approval.		X
6. Framed openings for Base Building utility risers	X
7. Framed openings for Tenant utility risers in predetermined spaces.	X
8. Miscellaneous metals items and/or concrete pads for Base Building equipment	X
9. Miscellaneous metals items and/or concrete pads for Tenant equipment		X

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DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
ROOFING
1. Membrane roofing system with rigid insulation	X
2. Roofing penetrations for Base Building equipment/systems	X
3. Roofing penetrations for Tenant equipment/systems		X
4. Walkway pads to Base Building equipment	X
5. Walkway pads to Tenant equipment		X
6. Roofing alterations due to Tenant changes		X
EXTERIOR
1. Building exterior wall consisting of masonry, storefront and windows.	X
2. Main Building entrances	X
3. Loading dock overhead door	X
COMMON AREAS
1. Accessible main entrance	X
2. First floor finished lobby	X
3. Upper level elevator lobbies on floors with multiple Tenants	X
4. Core area toilet rooms	X
5. Janitor’s closets in core areas	X
6. Electrical closets in core areas	X
7. Demarcation room	X
8. Loading area dock	X
9. Doors, frames, and hardware at common areas	X
10. Mechanical Mezzanine for tenant pH systems and flammable storage	X
ELEVATORS
1. Two (2) passenger elevators; 3,000 lbs., 350 fpm	X
WINDOW TREATMENT
1. Furnish and install Building standard blinds for all windows		X
TENANT AREAS
1. Finishes at inside face of exterior walls including floor safing if required		X
2. Finishes at inside face at Tenant side of core partitions		X

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DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
3. Toilet rooms within Tenant Premises		X
4. Electrical closets within Tenant Premises		X
5. Tel/data rooms for interconnection with Tenant tel/data		X
6. Tenant kitchen areas		X
7. Modifications to core areas to accommodate Tenant requirements		X
8. Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and buildout.		X
9. Fixed or movable casework.		X
10. Laboratory Equipment		X
11. Chemical Fume Hoods		X
12. Finishes at common corridors on floors with multiple Tenants.	X
13. Shaft enclosures for Base Building system risers	X
14. Shaft enclosures for Tenant risers	X
FIRE PROTECTION
1. Fire service entrance including fire department connection, alarm valve, and flow protection	X
2. Core area distribution piping and sprinkler heads	X
3. Stair distribution piping and sprinkler heads	X
4. Primary distribution and sprinkler heads adequate to support light hazard (with upturned heads)	X
5. All run outs, drop heads, and related equipment within Tenant premises		X
6. Modification of sprinkler piping and head locations to suit Tenant layout and support ordinary hazard Group 2		X
7. Specialized extinguishing systems		X
8. Preaction dry-pipe systems (if required)		X
9. Fire extinguisher cabinets at core areas	X
10. Fire extinguisher cabinets in Tenant Premises		X
PLUMBING
1. Domestic water service with backflow prevention and Base Building risers	X

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DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
2. Domestic water distribution within Tenant Premises		X
3. Core restroom plumbing fixtures compliant with accessibility requirements	X
4. Tenant restroom plumbing fixtures compliant with accessibility requirements		X
5. Wall hydrants in core areas (where required by code)	X
6. Tenant metering and sub-metering at Tenant connection			X
7. Storm drainage system	X
8. Sanitary waste and vent service for core areas	X
9. Sanitary waste and vent service for tenant areas		X
10. Active pH neutralization system			X
11. Lab waste and vent pipe risers			X
12. Lab waste and vent pipe distribution serving Tenant Premises		X
13. Hot water generation for core restrooms	X
14. Non-potable Hot water generation for Tenant use		X
15. Lab air compressor		X
16. Compressed air pipe distribution in Tenant Premises for specific points of use		X
17. Lab vacuum system		X
18. Lab vacuum pipe distribution in Tenant Premises for specific points of use		X
19. Lab vacuum exhaust from P-2 mechanical room to building exterior			X
20. Tepid water generator		X
21. Tepid water pipe risers		X
22. Tepid water pipe distribution in Tenant Premises		X
23. RO/DI water generator			X
24. RO/DI water pipe risers		X
25. RO/DI water pipe distribution in Tenant Premises for specific points of use including validation and final filters		X
26. Manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X

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DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
NATURAL GAS
1. Natural gas service to Building	X
2. Natural gas riser to the roof and service to Base Building boilers	X
3. Natural gas service to Tenant standby generator(s)			X
4. Natural gas service, pressure regulator and meter for Tenant equipment		X
5. Natural gas piping from Tenant meter to Tenant equipment area.		X
6. Natural gas pipe distribution within Tenant Premises		X
HEATING, VENTILATION, AIR CONDITIONING
1. Roof mounted air-cooled water chiller including chilled water pumps serving AHU’s and risers for tenant use. Total capacity of 400 tons of cooling.	X

2.              Two (2) 100% outside air handling units with gas preheating, 30% prefilters, 85% final filters.  Total capacity of 320 tons of cooling and 56,000 CFM sized for approximately 1.5 cfm per square foot over 60% of tenant areas for lab and 0.2 cfm per square foot over 40% of tenant areas for office.

X
3. Central gas fired hot water plant with capacity of 6,000 MBH	X
4. Hot water pipe risers with valve and cap connections for tenant use.	X
5. Hot water pipe distribution within Tenant Premises		X
6. Reheat coils within Tenant Premises		X
7. Reheat coils within core areas	X
8. Chilled water pipe risers with valve and cap connections for tenant use	X
9. Chilled water pipe distribution within Tenant Premises		X
10. Building Management System (BMS) for core area and Landlord infrastructure	X

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DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
11. BMS (compatible with Landlord’s system) within Tenant Premises monitoring Tenant infrastructure		X
12. Vertical supply air duct distribution	X
13. Supply air duct distribution, fan coil units, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.		X
14. Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas.	X
15. Two (2) roof mounted exhaust air handling units (separate from supply air units) with 56,000 CFM capacity, energy recovery system and high plume exhaust air nozzles for air dispersion.			X
16. One vertical exhaust air duct riser serving both base building common areas and tenant areas.	X
17. Four (4) exhaust air branch ducts at the riser for tenant distribution.	X
18. Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.		X
19. Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas	X
20. Restroom exhaust for core area restrooms	X
21. Specialty Exhaust for tenant needs		X
22. Specialty Cooling for tenant needs		X
23. Restroom exhaust for restrooms within Tenant Premises		X
24. Electric room ventilation system for Base Building electrical closets	X
25. Electric room ventilation system for electrical closets within Tenant premises		X
26. Sound attenuation for Base Building infrastructure to comply with Cambridge Noise Ordinance	X
27. Sound attenuation for Tenant equipment to comply with Cambridge Noise Ordinance		X

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DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
28. Additional/ dedicated cooling for Tenant requirements.		X
ELECTRICAL
1. Electrical utility service to switchgear in 1st floor electrical room	X
2. 225 amp 480v/3ph panel per floor	X
3. One 300 kW natural gas standby power generator			X
4. Sound attenuation for generator to comply with Cambridge Noise Ordinance			X
5. Automatic transfer switch for Tenant load — maximum Tenant use is 5 watts per square foot of lab space			X
6. Standby power distribution within Tenant Premises		X
7. Uninterrupted power supply (UPS) for tenant systems		X
8. Lighting and power distribution for core areas	X
9. Lighting and power distribution for Tenant Premises		X
10. Electrical sub-metering for tenant power		X
11. Common area life safety emergency lighting/signage	X
12. Tenant Premises life safety emergency lighting/signage		X
13. Tenant panels, transformers, etc. in addition to Base Building		X
FIRE ALARM
1. Base Building fire alarm system with devices in core areas	X
2. Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
3. Alteration to fire alarm system to facilitate Tenant program		X

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DESCRIPTION	Landlord	Tenant	Landlord at Tenant’s Expense
TELEPHONE/DATA
1. Underground local exchange carrier service to primary demarcation room in basement	X
2. Service from primary demarcation room to secondary demarcation room	X
3. Intermediate distribution frame rooms	X
4. Tenant tel/data rooms		X
5. Pathways from demarcation room directly into Tenant tel/data rooms	X
6. Tel/Data cabling from demarcation room to intermediate distribution frame rooms.		X
7. Tel/Data cabling from demarcation room and/ or intermediate distribution frame rooms to Tenant tel/data room.		X
8. Fiber optic service for Tenant use		X
9. Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
10. Provisioning of circuits and service from service providers		X
11. Audio visual systems and support		X
12. Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
SECURITY
1. Card access at Building entries	X
2. Card access into or within Tenant Premises on separate Tenant installed and managed system		X
3. Manned security station in lobby	X
SIGNAGE
1. Building and site exterior signage	X
2. Building common area interior signage	X
3. Signage within Tenant Premises		X

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ATTACHMENT 3

TENANT’S FIT PLAN

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ATTACHMENT 4

TIME DEADLINES

Dates	Actions to be Performed	By Tenant

Completed	Architect’s Issuance of Space Plan
March 19, 2013	Architect Issuance of Permit Documents
March 20, 2013	Permit Document Review
March 25,2013	Contractor Application for Building Permit
March 26, 2013	Approval of Permit Documents	X
April 12, 2013	Contractor Submission of GMCC Proposal
April 16, 2013	Contractor Recommendations for Early Release Procurement
April 19, 2013	Approval of Contractor GMCC Proposal	X
April 19, 2013	Architect Issuance of Construction Documents
April 23, 2013	Approval of Long Lead Early Procurement Commitments	X
April 26, 2013	Approval of Construction Documents	X
May 3, 2013	Obtain Building Permit
May 8, 2013	Commence Construction
September 24, 2013	Substantial Completion of Construction
November 19, 2013	Landlord’s Estimated Delivery Date

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ATTACHMENT 5

WORK IN PLACE

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EXHIBIT 5.2

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.                                      Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  If Tenant shall affix additional locks on doors then Tenant shall furnish Landlord with copies of keys or pass cards or similar devices for said locks. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Initial keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.                                      All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.                                      Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building.  Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building.  Landlord will furnish passes to persons for whom Tenant requests same in writing.  Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.                                      No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord.  All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.                                      No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6.                                      The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

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7.                                      No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.                                      Discharge of industrial sewage to the Building plumbing system shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

10.                               Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent; provided, however, that Landlord’s prior written consent shall not be required for the hanging of normal and customary office artwork and personal items.  Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not included on an approved list that Landlord shall provide to Tenant upon request.  Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Building at Landlord’s expense, unless such study reveals that Tenant has exceeded the floor loads, in which case Tenant shall pay the cost of such survey.

11.                               Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12.                               Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

13.                               Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

14.                               Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

15.                               Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

16.                               No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

17.                               The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written

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consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

18.                               Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19.                               Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

20.                               Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

21.                               Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

22.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23.                               Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

24.                               No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

25.                               The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

26.                               Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

27.                               No smoking is permitted in the Building or on the Project.

28.                               Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion

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thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

29.                               All non-standard office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

30.                               Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

32.                               No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

32.                               No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

33.                               Not tenant shall permit its employees, agents, servants, visitors or licensees to place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside of the Building.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT 5.4.1.1

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:

Property Address:

Instructions:  The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location.  Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored?  If so, continue with the next question.  If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property?	Yes ☐ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.)  If so, complete this section.  If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

2-2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below.  If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

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Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?	Yes ☐ No ☐

If yes, continue with the next question.  If not, skip this section and go to section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

	☐ Hazardous wastes	☐ Industrial Wastewater
	☐ Waste oils	☐ PCBs
	☐ Air emissions	☐ Sludges
	☐ Regulated Wastes	☐ Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the
	environment?	Yes ☐ No ☐

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3-5.	If so, please describe.

4.0	USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?      Yes ☐  No  ☐

If not, continue with section 5.0.  If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures.  Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note:	The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies?	Yes ☐ No ☐
If so, please attach a copy of the required permits.

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?	Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?	Yes ☐ No ☐

For new tenants, are installations of this type required for the planned operations?
Yes ☐ No ☐

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If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?	Yes ☐ No ☐
If so, please attach a copy of this permit.

6-2.	Has a Hazardous Materials Business Plan been developed for the site?	Yes ☐ No ☐
If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire.  By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge.  I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

4

EXHIBIT 5.4.7

ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment of Arcadis U.S., Inc., dated July 30, 2010

Follow-up Environmental Sampling report of Arcadis U.S., Inc., dated September 28, 2010

Environmental Conditions Summary letter of Arcadis U.S., Inc., dated March 14, 2013

Operations and Maintenance Plan of Arcadis U.S., Inc., dated March 14, 2013  (the “Operations and Maintenance Plan”)

Notice of Activity and Use Limitation recorded with the Middlesex South District Registry of Deeds in Book 32708, Page 374.

1

EXHIBIT 6.3

Tenant Utility Matrix

Utility Type	First Floor	Second Floor	Third Floor	Fourth Floor

Non-Potable Cold Water	20 GPM	60 GPM	60 GPM	60 GPM

Supply Air	5,000 CFM	17,000 CFM	17,000 CFM	17,000 CFM

Exhaust Air	5,000 CFM	17,000 CFM	17,000 CFM	17,000 CFM

Hot Water Heating	15 GPM	50 GPM	50 GPM	50 GPM

Chilled Water	0 GPM	45 GPM	45 GPM	45 GPM

Normal Power	50 KW	220 KW	220 KW	220 KW

Stand-by Power	None	55 KW	55 KW	55 KW

The foregoing capacities are each described on full floor basis; no tenant on any floor shall use more than its pro rata share of such capacity based upon useable floor area.

1

EXHIBIT 17

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of            , 20    by and between                 as Landlord, and the undersigned as Tenant, for Premises on the                floor(s) of the office building located at 1030 Massachusetts Avenue, Cambridge, MA, certifies as follows:

1.                                      Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.                                      The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on           , and the Lease Term expires on            , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.                                      Base Rent and Supplemental Rent became payable on             .

4.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.                                      Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.                                      Intentionally Omitted.

7.                                      All monthly installments of Base Rent, Supplemental Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through            .  The current monthly installment of Base Rent is $                     . The current monthly installment of Supplemental Rent is $                     .

8.                                      All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.  The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.

9.                                      No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.                               As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.                               If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Massachusetts and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.                               There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.                               To the best of Tenant’s knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials.  Tenant has never permitted or suffered, nor

1

does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14.                               To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.  All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                on the      day of            , 20  .

“Tenant”:

,
a

By:
Its:

By:
Its:

2

EXHIBIT 21

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:                , 200

BENEFICIARY:

APPLICANT:

AMOUNT: US$                   ($           and 00/100 U.S. DOLLARS)

EXPIRATION DATE:                , 200

LOCATION: AT OUR COUNTERS IN

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                  IN YOUR FAVOR AVAILABLE BY YOUR DRAFT IN THE FORM OF “ANNEX 1” ATTACHED DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A DATED STATEMENT SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY READING AS FOLLOWS:

(A)                               WE ARE ENTITLED TO DRAW ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN                , AS LANDLORD, AND                      , AS TENANT

OR

1

(B)                                                 HEREBY CERTIFIES THAT IT HAS RECEIVED NOTICE FROM               THAT THE LETTER OF CREDIT NO.             WILL NOT BE RENEWED, AND THAT IT HAS NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM                          SATISFACTORY TO                   AT LEAST FORTY-FIVE (45) DAYS  PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE LEASE MENTIONED IN THIS LETTER OF CREDIT IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.  PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT OR CONDITION, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU AND THE APPLICANT BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.

THIS LETTER OF CREDIT MAY BE TRANSFERRED (AND THE PROCEEDS HEREOF ASSIGNED), AT THE EXPENSE OF THE APPLICANT (WHICH PAYMENT SHALL NOT BE A CONDITION TO ANY TRANSFER), ONE OR MORE TIMES BUT IN EACH INSTANCE ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE DATED CERTIFICATION PRIOR TO        A.M.              TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:                                  , ATTENTION: STANDBY LETTER OF CREDIT SECTION OR BY FACSIMILE TRANSMISSION AT: (   )              ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (   )           , ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK IN IMMEDIATELY AVAILABLE U.S. FUNDS DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1997 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600

WE HEREBY CERTIFY THAT THIS IS AN UNCONDITIONAL AND IRREVOCABLE CREDIT AND AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT TO THE EXTENT INCONSISTENT WITH THE EXPRESS TERMS HEREOF, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1997 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

2

ANNEX 1

BILL OF EXCHANGE

DATE:

AT                                                                                                                  SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF

US                                                                                                                                DOLLARS  (US $                                   )

DRAWN UNDER

CREDIT NUMBER NO.	DATED

TO:

Authorized Signature

3

EXHIBIT “A”

DATE:

TO:	RE:	STANDBY LETTER OF CREDIT

NO.

ISSUED BY

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND

FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	(Name of Bank)

SIGNATURE OF BENEFICIARY	(authorized signature)

4

EXHIBIT 27

FUTURE SHAFT AREAS

5

LEGEND

RESTRICTED SHAFT SPACE

FUTURE SHAFT WALL

R.E. DINNEEN
ARCHITECTS &
PLANNERS, INC.

LONGFELLOW
REAL ESTATE PARTNERS

11136.11

SPECULATIVE LABS
1030 MASSACHUSETTS AVE

CAMBRIDGE,
MASSACHUSETTS

SECOND LEVEL
RESTRICTED SHAFT SPACE

L-2.1

6

LEGEND
RESTRICTED SHAFT SPACE
FUTURE SHAFT WALL

R.E. DINNEEN
ARCHITECTS &
PLANNERS, INC.

LONGFELLOW
REAL ESTATE PARTNERS

11136.11

SPECULATIVE LABS
1030 MASSACHUSETTS AVE

CAMBRIDGE,
MASSACHUSETTS

THIRD LEVEL
RESTRICTED SHAFT SPACE

L-3.1

7

EXHIBIT 29.33

SPECIAL SYSTEM CONNECTION POINTS

1

CONNECTION TO LW SYSTEM
TO BE TREATED BY pH
ADJUSTMENT SYSTEM

NOTE:

CONNECTION POINTS ARE THE LANDLORD POINTS PER THE LANDLORD TENANT MATRIX.

R.E. DINNEEN
ARCHITECTS &
PLANNERS, INC.

LONGFELLOW
REAL ESTATE PARTNERS

13101.11

JOUNCE THERAPEUTICS
1030 MASSACHUSETTS AVE

CAMBRIDGE,
MASSACHUSETTS

THIRD LEVEL
CONNECTION POINT PLAN

CP-3

2

CONNECTION TO RO (PURE) WATER SYSTEM

NOTE:

CONNECTION POINTS ARE THE LANDLORD POINTS PER THE LANDLORD TENANT MATRIX.

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

LONGFELLOW REAL ESTATE PARTNERS

13101.11

JOUNCE THERAPEUTICS
1030 MASSACHUSETTS AVE

CAMBRIDGE, MASSACHUSETTS

FOURTH LEVEL CONNECTION POINT PLAN

CP-4

3

CONNECTION TO O.S. DISTRIBUTION / EMERGENCY GENERATOR

NOTE:

CONNECTION POINTS ARE THE LANDLORD POINTS PER THE LANDLORD TENANT MATRIX.

R.E. DINNEEN
ARCHITECTS &
PLANNERS, INC.

LONGFELLOW
REAL ESTATE PARTNERS

13101.11

JOUNCE THERAPEUTICS
1030 MASSACHUSETTS AVE

CAMBRIDGE,
MASSACHUSETTS

PENTHOUSE LEVEL
CONNECTION POINT PLAN

CP-5

4

Jounce - Forecasted Chemical and HazMat Inventory

Item	Expected Storage Qty
10X Tris/Glycine Buffer	10L
10X Tris/Glycine/ SDS Buffer	10L
2-mercaptoethanol, >=99%	500ml
2-Propanol	20L
Acetic Acid, Glacial	10L
Acetone	5L
Acetonitrile	10L
Acetonitrile, for HPLC, gradient grade, 99.9% (GC)	10L
Agarose	1kg
Ammonium bicarbonate	500g
Ammonium sulfate	500g
Ampicillin, Sodium Salt	500g
Boric Acid	500ml
Calcium chloride solution, for mol. Bio., 1 M in H20	5L
CHAPS, SigmaUltra, minimum 98% TLC	1L
CHES >99% titration	1L
Citric acid, 99.5+%, A.C.S. reagent	500ml
D-(+)-Glucose solution	500ml
Diethanolamine, reagent grade, >98%	500ml
Dimethyl sulfoxide	1L
D-Mannitol	500g
EDTA, disodium salt, dihydrate, crystal	500g
Ethanol	50L
Ethanol, 190 proof, USP/NF	20L

Ethanol, absolute, 200 proof, 99.5%, A.C.S. reagent	10L
Ethanolamine, >=98%	1L
Ethidium bromide solution	500ml
Glycerol, for electrophoresis	1L
Glycine	1L
Guanidine hydrochloride, minimum 99% CI	500g
HEPES sodium salt	1kg
HEPES solution	50L
Hydrochloric acid (10%-33%)	1L
Hydrogen peroxide, 50 wt. % solution in water	1L
Iodoacetic acid sodium salt	500g
Iodoacetic acid, approx. 99%	500ml
Isopropyl alcohol	20L
MES hydrate	500g
MES sodium salt	500g
Methanol	5L
Mineral Oil, PCR Reagent	500ml
MOPS, >99.5%	500ml
PBS, 10X	20L
PBS, 10X liquid concentrate	10L
Phosphoric Acid, 99.999+%	500ml
Potassium acetate, for molecular biology, >=99%	500g
Potassium carbonate, 99+%, A.C.S. reagent	500g
Potassium Chloride, >=99%	500g
Potassium phosphate dibasic	500g
Potassium phosphate monobasic solution	500ml
Sodium bicarbonate	500g
Sodium butyrate, approx. 99%	500ml

Sodium carbonate, SigmaUltra, 99.0%	500g
Sodium Chloride, SigmaUltra, minimum 99.5%	1kg
Sodium dodecyl sulfate	500g
Sodium Hydoxide Solution	500ml
Sodium hydroxide solutions (more than 10% NaOH)	500ml
Sodium phosphate dibasic	500g
Sodium phosphate monobasic	500g
Sodium sulfate, granular, 99+%, A.C.S. reagent	500g
Sucrose, for molecular biology, 99+%	500g
Sulfuric Acid, ACS Reagent, 95-98%	500ml
Trichloroacetic acid, SigmaUltra, minimum 99.0%	500ml
Trifluoroacetic acid, 99+%, spectrophotometric grade	500ml
Tris Buffered Saline	10L
Tris EDTA Buffer Solution pH 7.0, for molecular biolog	10L
Tris EDTA Buffer Solution pH 8.0, for molecular biolog	10L
Triton X-100	500ml
Trizma Base	1kg
Trizma hydrochloride, reagent grade	1kg
Trypan Blue Solution, 0.4%, liquid, sterile-filtered	500ml
Urea, for molecular biology	1kg
Formalin	10L
Paraformaldehyde	10L
Isofluorane	10L
RPMI media	50L
DMEM media	50L
Lipofectamine	500 ml
Luciferin	500 ml
Sodium Pyruvate	10L

Penicillin	10L
Streptamycin	10L
Blasticidin	10L
Fetal Bovine Serum	50L

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:               Jounce Therapeutics, Inc.

Property Address:           1030 Massachusetts Avenue, floors 4 and 1 and Basement

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0          PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

Pharmaceutical research and development

2.0          HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1           Are any of the following materials handled on the Property?

Yes Ö No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
	☐ Oxidizers	☒ Organics/Inorganics
☒ Solvents
☒ Acids	☒ Bases	☐ Pesticides
☒ Gases	☐ PCBs	☐ Radioactive Materials
☒ Other (please specify)- Biological (BL1 and BL2)

2-2.         If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

(See attached inventories—all lab scale for research usage.)

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

1

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3.         Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

(See attached floor plans showing hazardous materials storage locations.)

3.0          HAZARDOUS WASTES

Are hazardous wastes generated?

Yes ☒ No ☐

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1          Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☒ Hazardous wastes	☒ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☒ Regulated Wastes	☐ Other (please specify)

3-2.         List and quantify the materials identified in Question 3-1 of this section.

Jounce is registered with the Massachusetts DEP as a Very Small Quantity Generator of Hazardous Waste.

APPROXIMATE
WASTE	RCRA listed		MONTHLY	WASTE
GENERATED	Waste?	SOURCE	QUANTITY	CHARACTERIZATION	DISPOSITION
Solvent	No-characteristic (Ignitable)	HPLC/Research	< 25 gallons/month	Ignitable	Veolia Environmental Services

Acid/Base	No-characteristic (corrosive)	Research	< 2.5 gallons/month	Corrosive	Veolia Environmental Services

Regulated (Solid Biological)	No	Research	8 x 45 cu ft/month	Medical	Stericycle

2

3-3.         Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number
Veolia Environmental Services	1 Eden Lane Flanders, NJ	Transporter	NJD080631369

Stericycle	2850 100TH CT NE BLAINE, MN	Transporter	MNS000110924

3-4.         Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?

Yes ☐ No N/A

3-5.         If so, please describe.

N/A

4.0          USTS/ASTS

4.1          Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?     Yes ☐ No ☒

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection/ Spill Prevention Measures*

*Note:    The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2.         Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.         Is the UST/AST registered and permitted with the appropriate regulatory agencies? If so, please attach a copy of the required permits.

Yes ☐ No ☐

3

4-4.         If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.         If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?

Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.         For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

Yes ☐ No ☐

For new tenants, are installations of this type required for the planned operations?

Yes ☐ No ☐

If yes to either question, please describe.

5.0          ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0          REGULATORY

6-1.                           Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?

Yes ☐ No ☒

If so, please attach a copy of this permit.

6-2.         Has a Hazardous Materials Business Plan been developed for the site?

Yes ☐ No ☒ (N/A)

If so, please attach a copy.

4

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant mat the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:	/s/ Mike Briskin

Name:	Mike Briskin

Title:	Vice President, Discovery Research

Date:	4/1/13

Telephone:	857-259-3840

5

EXHIBIT 5.4.7

ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment of Arcadis U.S., Inc., dated July 30, 2010

Follow-up Environmental Sampling report of Arcadis U.S., Inc., dated September 28, 2010

Environmental Conditions Summary letter of Arcadis U.S., Inc., dated March 14, 2013

Operations and Maintenance Plan of Arcadis U.S., Inc., dated March 14, 2013

6

PARKING GARAGE ENTRY/EXIT
RETAIL STORE
VESTIBULE
MAIN LOBBY
RETAIL STORE
SERVICE CORRIDOR
ELECTRICAL
STAIR 1
STAIR 2
COMMON CORRIDOR
LOADING DOCK PARKING
LOADING DOCK
RECEIVING
SHOWER
MEN'S RESTROOM
WOMEN'S RESTROOM
COMMON CORRIDOR
TENANT SPACE
TENANT WORK/STORAGE ROOM
LAB ROOM
WASTE RECEPTACLES & RECYCLING CENTER
LEGEND
JOUNCE THERAPEUTICS
JOUNCE THERAPEUTICS HAZ. MATERIAL/WASTE STORAGE

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.

LONGFELLOW REAL ESTATE PARTNERS

PROJECT NO. 13101.11

PROJECT NAME JOUNCE THERAPEUTICS 1030 MASSACHUSETTS AVE

CAMBRIDGE, MASSACHUSETTS

SHEET TITLE FIRST LEVEL

ISSUE DATE: 26 MARCH 2013

SCALE: 1/8" = 1'-0"

H-1

LEGEND
JOUNCE THERAPEUTICS
JOUNCE THERAPEUTICS
HAZ. MATERIAL/WASTE STORAGE

R.E. DINNEEN
ARCHITECTS &
PLANNERS, INC.

LONGFELLOW
REAL ESTATE PARTNERS

13101.11
JOUNCE THERAPEUTICS
1030 MASSACHUSETTS AVE

CAMBRIDGE,
MASSACHUSETTS

FOURTH LEVEL

H-4